                                                                     EXHIBIT 4.6

                  FORM OF PROSPECTUS SUPPLEMENT TO PROSPECTUS
                               DATED       , 2000

                            {PROSPECTUS SUPPLEMENT}

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
 Information contained in this document is subject to completion or amendment.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



                  SUBJECT TO COMPLETION DATED FEBRUARY  , 2000       Exhibit 4.6
             Prospectus Supplement to Prospectus dated       , 2000

                                     $

                          SLM Student Loan Trust 200-
                                     Issuer
                            SLM Funding Corporation
                                     Seller

                        Sallie Mae Servicing Corporation
                                    Servicer
                  Floating Rate Student Loan-Backed Securities

             On       , 20 , the Trust will issue*:

                               Class A-1 Notes    Class A-2 Notes  Certificates
                               ----------------- ----------------- ------------
                               Class     Class    Class    Class
                                A-1T      A-1L     A-2T     A-2L   Certificates
 You should     Principal      $         $       $         $         $
 consider
 carefully      Interest Rate  91-day    -month   91-day   -month     -month
 the risk                      T-Bill    LIBOR    T-bill   LIBOR      LIBOR
 factors                       plus   % plus   % plus   % plus   %   plus   %
 beginning
 on page S-     Maturity             , 20               , 20            , 20
 13 of this
 Prospectus
 Supplement     The Trust will make payments quarterly beginning    20 ,
 and on         primarily from collections on a pool of student loans.
 Page 15 of
 the            The Trust will pay principal first pro rata to the Class A-1
 Prospectus.    Notes until paid in full and second pro rata to the Class A-2
                Notes until paid in full. The Trust will pay principal on the
 The            Certificates after all classes of Notes have been paid in full.
 Certificates
 represent      We are offering the Notes and Certificates through the
 interests      underwriters at the prices shown below, when and if issued. The
 in, and        securities will not be listed on any exchange.
 the Notes
 represent      ----------------------------------------------------------------
 obligations
 of, the
 Trust
 only. They                                                                    Proceeds
 are not                                 Price to         Underwriting          to the
 interests                                Public            Discount            Seller
 in or                                   --------         ------------         --------
 obligations
 of SLM         Per Class A-1T Note          %                  %                  %
 Holding        Per Class A-1L Note          %                  %                  %
 Corporation,   Per Class A-2T Note          %                  %                  %
 the Seller,    Per Class A-2L Note          %                  %                  %
 Student        Per Certificate              %                  %                  %
 Loan
 Marketing
 Association,   We expect the aggregate proceeds to the Seller to be $    before
 the Servicer   deducting expenses payable by the Seller estimated to be $   .
 or any of
 their          Neither the SEC nor any state securities commission has approved
 affiliates.    or disapproved the Notes or Certificates or determined whether this Prospectus Supplement or the Prospectus is accurate or
 Neither        complete. Any representation to the contrary is a criminal
 the            offense.
 Certificates
 nor the        *For illustrative purposes only. Each class of Securities may
 Notes are      have a different specified rate of interest, which may be fixed,
 guaranteed     variable, adjustable or auction-determined rates or any
 or insured     combination of the foregoing, and there may be additional
 by the         classes offered .
 United
 States of                          [Underwriter]
 America or
 any                                       , 20
 governmental
 agency.

 This
 Prospectus
 Supplement
 may be
 used to
 offer and
 sell the
 Notes or
 Certificates
 only if
 accompanied
 by the
 Prospectus.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           ----
Summary of Terms.........................................................   S-4
 . Issuer.................................................................   S-4
 . Information about the Securities ......................................   S-4
 . The Notes..............................................................   S-4
 . The Certificates.......................................................   S-5
 . Indenture Trustee......................................................   S-6
 . Eligible Lender Trustee................................................   S-6
 . Administrator..........................................................   S-6
 . Information about the Trust............................................   S-6
 Formation of the Trust..................................................   S-6
 Its Assets..............................................................   S-6
 . Administration of the Trust............................................   S-7
 Servicing of the Assets.................................................   S-9
 Compensation of the Servicer............................................   S-9
 . Termination of the Trust...............................................  S-10
 Optional Purchase.......................................................  S-10
 Auction of Trust Assets.................................................  S-10
 . Swap Agreement.........................................................  S-11
 . Tax Considerations.....................................................  S-11
 . ERISA Considerations...................................................  S-12
 . Rating of the Securities...............................................  S-12
 . Risk Factors...........................................................  S-12
 . CUSIP Numbers..........................................................  S-12
Risk Factors.............................................................  S-13
 . The Class A-2 Notes Bear Sequential Payment Risk and the Certificates
  Bear Subordination Risk................................................  S-13
 . Change in Federal Direct Consolidation Loan Rate May Encourage
  Prepayments............................................................  S-13
 . Initial Principal Balance of Securities Exceeds Trust Assets...........  S-13
 . The Swap Agreement May Create Credit Risks.............................  S-14
 .Year 2000 Issues Could Adversely Affect the Trust's Liquidity and the
  Timing of Payments.....................................................  S-14
Formation of the Trust...................................................  S-15
 . The Trust..............................................................  S-15
 . Capitalization of the Trust............................................  S-15
 . Eligible Lender Trustee................................................  S-16
Reports to Securityholders...............................................  S-16
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  S-16
 . Sources of Capital and Liquidity.......................................  S-16
 . Results of Operations..................................................  S-16
Use of Proceeds..........................................................  S-17
The Trust Student Loan Pool..............................................  S-17
 .Insurance of Student Loans; Guarantors of Student Loans.................  S-25
 . Cure Period for Trust Student Loans....................................  S-29
 .Consolidation of Federal Benefit Billings and Receipts and Guarantor
  Claims with Other Trusts...............................................  S-29
Description of the Securities............................................  S-31
 . General................................................................  S-31
 . The Notes..............................................................  S-31
 . The Certificates.......................................................  S-32
 . Determination of T-Bill Rates..........................................  S-33
 . Determination of LIBOR.................................................  S-34
 . Accounts...............................................................  S-35
 . Servicing Compensation.................................................  S-35
 . Distributions..........................................................  S-36
 . Credit Enhancement.....................................................  S-40
 . Administration Fee.....................................................  S-41
 . Swap Agreement.........................................................  S-41
ERISA Considerations.....................................................  S-45
Underwriting.............................................................  S-47
Ratings of the Securities................................................  S-49
Legal Matters............................................................  S-49
Index of Defined Terms for Prospectus Supplement.........................  S-50

                                   Prospectus

                                                                          Page
                                                                          ----
Available Information....................................................   2
Incorporation of Certain Documents by Reference..........................   2
Prospectus Supplement....................................................   2
Reports to Securityholders...............................................   2
Summary Information......................................................   3
 . Issuer.................................................................   3
 . Seller.................................................................   3
 . Servicer...............................................................   3
 . Eligible Lender Trustee................................................   3
 . Indenture Trustee......................................................   3
 . Administrator..........................................................   3
 . The Notes..............................................................   3
 . The Certificates.......................................................   4
 . Assets of the Trust....................................................   5
 . Collection Account.....................................................   6
 . Pre-Funding Account....................................................   6
 .Credit and Cash Flow or other Enhancement or Derivative Arrangements....   7
 . Reserve Account........................................................   7
 . Purchase Agreements....................................................   8
 . Sale Agreements........................................................   8
 . Servicing Agreements...................................................   8
 . Administration Agreement...............................................   8
 . Representations and Warranties of the Seller...........................   9
 . Representations and Warranties of Sallie Mae...........................   9
 . Covenants of the Servicer..............................................  10
 . Servicing Fee..........................................................  10
 . Administration Fee.....................................................  11
 . Optional Purchase; Auction.............................................  11
 . Termination............................................................  11
 . Tax Considerations.....................................................  11
 . ERISA Considerations...................................................  12
 . Ratings................................................................  12
Risk Factors.............................................................  13
Sallie Mae...............................................................  21
The Student Loan Pools...................................................  22
The Seller...............................................................  25
Formation of the Trusts..................................................  26
Transfer and Servicing Agreements........................................  29
Servicing; Administration................................................  32
Trading Information......................................................  40
Description of the Notes.................................................  42
Description of the Certificates..........................................  47
Certain Information Regarding the Securities.............................  48
Certain Legal Aspects of the Student Loans...............................  53
Certain Federal Income Tax Consequences..................................  55
Certain State Tax Consequences...........................................  64
ERISA Considerations.....................................................  64
Use of Proceeds..........................................................  65
Plan of Distribution.....................................................  65
Legal Matters............................................................  66
Appendix A: The Federal Family Education Loan Program.................... A-1
Appendix B: Global Clearance, Settlement and Tax Documentation
 Procedures.............................................................. B-1

                 THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the Notes and the Certificates in two separate sections of this document that provide progressively more detailed information. These two sections are: (a) the accompanying Prospectus, which begins after the end of this Prospectus Supplement and which provides general information, some of which may not apply to your particular class of Notes or Certificates, and (b) this Prospectus Supplement, which describes the specific terms of the Notes and Certificates being offered.

    If the terms of the Notes or Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

    For your convenience, we include cross-references in this Prospectus Supplement and in the Prospectus to captions in these materials where you can find related information. The Table of Contents on page S-2 provides the pages on which these captions can be found.

    We also include a listing of the pages where we define capitalized terms used in this Prospectus Supplement. You can find this listing under the caption "Index of Defined Terms for Prospectus Supplement" at the end of this Prospectus Supplement.

                               ----------------

    Neither the Notes nor the Certificates may be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                               ----------------

                           REPORTS TO SECURITYHOLDERS

    Except in very limited circumstances, you will not receive quarterly and annual reports concerning the Trust and the student loans directly from the Trust. Instead, you will receive them through Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

    The Trust will also file periodic reports containing similar information with the SEC.

                                SUMMARY OF TERMS

    This summary highlights selected information about the Notes and the Certificates. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview of certain information to aid your understanding. You should read the full description of this information appearing elsewhere in this document and in the Prospectus.

ISSUER

SLM Student Loan Trust 200 - .

INFORMATION ABOUT THE SECURITIES

The Trust is offering the following classes of Securities:

 .  Floating Rate Class A-1T Student Loan-Backed Notes in the amount of $    ;

 .  Floating Rate Class A-1L Student Loan-Backed Notes in the amount of $    ;

 .  Floating Rate Class A-2T Student Loan-Backed Notes in the amount of $ ;

 .  Floating Rate Class A-2L Student Loan-Backed Notes in the amount of $    ;

 .  Floating Rate Student Loan-Backed Certificates in the amount of $    .

The Securities will receive payments primarily from collections on a pool of Trust Student Loans.

THE NOTES

The Notes are debt obligations of the Trust.

Interest will accrue on the principal balance of the Notes at the Note Rates during three-month Accrual Periods and will be paid on quarterly Distribution Dates.

An Accrual Period begins on a Distribution Date and ends on the day before the
next Distribution Date. The first Accrual Period, however, will begin on     ,
20 , the Closing Date, and end on     , 20 , the day before the first
Distribution Date.

A Distribution Date is the 25th of each January, April, July and October,
beginning     , 20 . If any January 25, April 25, July 25 or October 25 is not
a business day, the Distribution Date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on each Record Date.

A Record Date is the day before the related Distribution Date.

 . Interest Rates.* The Notes will bear interest at the annual rates listed below:

  . The Class A-1T Rate will be the daily weighted average of the 91-day Treasury bill rates for each day within the applicable Accrual Period
     plus   %;

  .  The Class A-1L Rate will be Three-month LIBOR, except for the first
     Accrual Period, which will be   -Month LIBOR, as determined on the
     second business day before the beginning of the applicable Accrual
     Period plus   %;

  . The Class A-2T Rate will be the daily weighted average of the 91-day Treasury bill rates for each day within the applicable Accrual Period
     plus   %; and

  .  The Class A-2L Rate will be Three-month LIBOR, except for the first
     Accrual Period, which will be   -Month LIBOR, as determined on the
     second business day before the beginning of the applicable Accrual
     Period plus   %.

In most cases, the Class A-1T and Class A-2T Rates will adjust weekly on the calendar day following each auction of 91-day Treasury bills. See "Description of the Securities--Determination of T-Bill Rates."

*The interest rate on the securities may be capped at a rate, which in general will equal the expected weighted average interest rate of the Trust Student Loans less servicing and administration fees. If so, and if the interest rate is so capped for any Distribution Date, this will create a "carryover" of interest that will be payable on later Distribution Dates if funds are available after paying the Servicer any Carryover Servicing fee.

For the Class A-1T and Class A-2T Notes, we calculate interest based on the actual number of days elapsed in each Accrual Period divided by 365 (or 366 for a leap year).

For the Class A-1L and Class A-2L Notes, we calculate interest based on the actual number of days elapsed in each Accrual Period divided by 360.

 . Interest Payments. Interest accrued on the outstanding principal amount of the Notes during each Accrual Period will be payable on the related Distribution Date.

 . Principal Payments. Principal of the Notes will be payable on each Distribution Date in an amount generally equal to (a) the Principal Distribution Amount for that Distribution Date plus (b) any shortfall in the payment of Note principal as of the preceding Distribution Date.

We describe the "Principal Distribution Amount" under "Description of the Securities--Distributions."

Note principal will be applied sequentially on each Distribution Date:

  . first, pro rata to the Class A-1T and Class A-1L Notes until their principal balance is reduced to zero; and

  . second, pro rata to the Class A-2T and Class A-2L Notes until their principal balance is reduced to zero.

 .  Maturity Dates.

  .  The Class A-1 Notes will mature no later than     , 20  ; and

  .  the Class A-2 Notes will mature no later than     , 20  .

  The actual maturity of the Class A-1 Notes and the Class A-2 Notes could occur sooner. This may happen if, for example,

  .  there are prepayments on the Trust Student Loans;

  . the Seller exercises its option to purchase any remaining Trust Student Loans; or

  . the Indenture Trustee auctions the remaining Trust Student Loans. See "Trading Information--Weighted Average Life of the Securities" in the Prospectus.

 . Denominations. The Notes will be available for purchase in multiples of $1,000. They will be available only in DTC book-entry form, which means that you will not receive a certificate representing your Notes except in very limited circumstances.

 . Security for the Notes. The Notes will be secured by the assets of the Trust, primarily the Trust Student Loans.

THE CERTIFICATES

The Trust will issue the Certificates under the Trust Agreement. The Certificates represent ownership interests in the Trust. The initial
Certificate Balance will equal $    .

 . Return on the Certificates. The Certificates will bear interest at an annual rate equal to:

  Three-month LIBOR, except for the first Accrual Period, which will be   -
  Month LIBOR, as determined on the second business day before the beginning
  of the applicable Accrual Period plus   %.

We calculate return on the Certificates based on the actual number of days elapsed in each Accrual Period divided by 360.

 .  Payments of Accrued Return

  On each Distribution Date, holders of record of Certificates as of the Record Date will be paid return at the Certificate Rate on the Certificate Balance.

 .  Distribution of the Certificate Balance.  Distributions on the Certificate
   Balance will be made only after the Notes have been paid in full, in an amount generally equal to (a) the remaining Principal Distribution Amount plus (b) any shortfall in the payment of the Certificate Balance as of the preceding Distribution Date. See "Description of the Securities-- Distributions."

 .  Final Distribution Date. Distribution of any remaining Certificate Balance
   will be made no later than     , 20  . However, final distribution of the
   Certificate Balance could occur earlier as a result of the same factors that may cause an early maturity of the Notes.

 . Subordination of the Certificates. Distributions of return on the Certificates will be subordinated to the payment of interest on the Notes. Distributions of the Certificate Balance will be subordinated to the payment of both interest and principal on the Notes. See "Description of the Securities--The Certificates--Subordination of the Certificates."

 . Denominations. Certificates will be available for purchase in denominations of $[100,000] and additional increments of $1,000. They will be available in DTC book-entry form only.

INDENTURE TRUSTEE

The Trust will issue the Notes under an Indenture.

Under the Indenture, Bankers Trust Company will act as Indenture Trustee for the benefit of and to protect the interests of the Noteholders.

ELIGIBLE LENDER TRUSTEE

The Trust will issue the Certificates under a Trust Agreement. Chase Manhattan Bank Delaware will be the initial Eligible Lender Trustee under the Trust Agreement. It will hold legal title to the assets of the Trust for Certificateholders.

ADMINISTRATOR

The Student Loan Marketing Association, known as Sallie Mae, will act as the Administrator of the Trust under an Administration Agreement. Sallie Mae is a government-sponsored enterprise and currently owns the Trust Student Loans. Under certain circumstances, Sallie Mae may transfer its obligations as administrator. See "Servicing and Administration--Administration Agreement" in the Prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The Trust will be a Delaware Business Trust.

The only activities of the Trust are acquiring, owning and managing the Trust Student Loans and the other assets of the Trust, issuing and making payments on the Securities and other related activities. See "Formation of the Trust--The Trust."

SLM Funding Corporation, as Seller, after acquiring the student loans from Sallie Mae or another eligible lender specified in the prospectus supplement and described in detail comparable to the description of Sallie Mae in the prospectus under a Purchase Agreement, will sell them to the Trust on the Closing Date under a Sale Agreement. The Seller is a wholly-owned subsidiary of Sallie Mae. Because the Seller is not eligible under the federal higher education laws to hold legal title to the student loans, Chase Manhattan Bank Delaware, as Interim Eligible Lender Trustee, will hold legal title to the student loans for the Seller under an interim trust arrangement.

Its Assets

The assets of the Trust will include:

 .  the Trust Student Loans;

 .  collections and other payments on the Trust Student Loans;

 . funds it will hold in its trust accounts, including the Collection Account and the Reserve Account; and

 .  its rights under the swap agreement described under "Swap Agreement" below.*

The rest of this section describes the Trust Student Loans and trust accounts more fully.

 . Trust Student Loans. The Trust Student Loans are education loans to students and parents of students made under the Federal Family Education Loan Program ("FFELP") or made under a program of private insurance. Some of the Trust Student Loans are Consolidation Loans, which are used to combine the borrower's obligations under various federally authorized student loan programs into a single loan.

  The Trust Student Loans had an initial Pool Balance of approximately
  $       as of      , 20   ("the Cutoff Date").

  We describe "Pool Balance" under "Description of Securities--
  Distributions."

  As of the Cutoff Date, the weighted average annual interest rate of the
  Trust Student Loans was approximately   % and their weighted average
  remaining term to scheduled maturity was approximately   months.

  Sallie Mae originally acquired the Trust Student Loans in the ordinary course of its student loan financing business. Guarantee Agencies described in this document guarantee all of the Trust Student Loans. They are reinsured by the United States Department of Education (the
--------
* References to a swap agreement are for illustrative purposes only. Any similar cash flow enhancement will be described comparably.
  "Department"). The Trust Student Loans have been selected from the student loans owned by Sallie Mae based on the criteria established by the Seller, as described in this Prospectus Supplement and the Prospectus.

 .  Collection Account. The Administrator will deposit collections on the Trust
   Student Loans, Interest Subsidy Payments, Special Allowance Payments and any payments received from the swap counterparty into the Collection Account.

 .  Reserve Account. The Administrator will establish and maintain the Reserve
   Account as an asset of the Trust in the name of the Indenture Trustee. The Trust will make an initial deposit from the net proceeds from the sale of the Securities into the Reserve Account on the Closing Date. The deposit
   will be in cash or Eligible Investments equal to $       (the "Reserve
   Account Initial Deposit"). Funds in the Reserve Account may be replenished on each Distribution Date by additional funds available after all prior required distributions have been made. See "Description of the Securities-- Distributions."

  The Reserve Account enhances the likelihood of payment to Noteholders and Certificateholders. In certain circumstances, however, the Reserve Account could be depleted. This depletion could result in shortfalls in distributions to Noteholders or Certificateholders.

ADMINISTRATION OF THE TRUST

Under the Administration Agreement, Sallie Mae, as Administrator, will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account. These funds will be applied monthly to the payment of the Primary Servicing Fee and on each Distribution Date generally as shown in the following chart.

                      COLLECTION
                       ACCOUNT
                          \/
      First            SERVICER
                  (Primary Servicing
                         Fee)
                          \/
      Second        ADMINISTRATOR
                   (Administration
                        Fees)
                          \/
      Third       SWAP COUNTERPARTY
                      (Swap Fee)
                          \/
      Fourth         NOTEHOLDERS
                    (Noteholders'
                      Interest
                     Distribution
                       Amount)
                          \/
      Fifth      CERTIFICATEHOLDERS
                 (Certificateholders'
                 Return Distribution
                       Amount)
                          \/
      Sixth          NOTEHOLDERS
  (first pro rata   (Noteholders'
  to the Class A-1    Principal
  Noteholders and    Distribution
  then pro rata to     Amount)
  the Class A-2           \/
  Noteholders)

      Seventh     CERTIFICATEHOLDERS
 (after the Notes    (Certificate
are paid in full)      Balance
                     Distribution
                        Amount)
                          \/
      Eighth       RESERVE ACCOUNT
                   (Amount, if any,
                      necessary
                   to reinstate the
                   Reserve Account
                    balance to the
                  Specified Reserve
                   Account Balance)
                          \/
      Ninth        SWAP COUNTERPARTY
                    (Swap payments,
                        if any)
                          \/
      Tenth            SERVICER
                      (Carryover
                     Servicing Fee,
                        if any)
                           \/
      Eleventh     RESERVE ACCOUNT
                    (any remaining
                       amounts)


Amounts remaining in the Reserve Account on any Distribution Date in excess of the Specified Reserve Account Balance will, after the payments described below, be released to the Seller.

The "Specified Reserve Account Balance" is an amount, generally subject to a floor of $ , required to be maintained in the Reserve Account. More specifically, the Specified Reserve Account Balance for any Distribution Date
will be equal to the greater of (a)   % of the Pool Balance at the end of the
related Collection Period and (b) $   . It will be subject to adjustment as
described in this document. In no event will it exceed the outstanding balance of the Securities.

"Collection Period" means a calendar quarter or, for the first Collection
Period, the period from the Cutoff Date through     , 20 .

The following chart depicts the distribution of amounts in the Reserve Account on any Distribution Date, after the required distributions for that Distribution Date have been made, in excess of the Specified Reserve Account Balance.

                   RESERVE ACCOUNT
                  -----------------
                       Excess $
                  -----------------
                  SPECIFIED RESERVE
                   ACCOUNT BALANCE
                  -----------------

                  -----------------
          1st        NOTEHOLDERS
                   (Note Principal
                      Shortfall)
                  -----------------

                  -----------------
          2nd     CERTIFICATEHOLDERS
                     (Certificate
                       Balance
                      Shortfall)
                  -----------------

                  -----------------
          3rd     SWAP COUNTERPARTY
                   (Swap payments)
                  -----------------

                  -----------------
          4th          SERVICER
                      (Carryover
                    Servicing Fee)
                  -----------------

                  -----------------
          Last          SELLER
                  -----------------

The Reserve Account will be available to cover any shortfalls in payments of the Primary Servicing Fee, the Administration Fee, the swap fee, the Noteholders' Interest Distribution Amount and the Certificateholders' Return Distribution Amount. In addition, the Reserve Account will be available:

(a) on the Class A-1 Maturity Date and the Class A-2 Maturity Date, to cover shortfalls in payments of the Noteholders' principal and accrued interest, and

(b) on the Final Distribution Date upon termination of the Trust, to pay the Certificate Balance and accrued return, any payments owing to the swap counterparty and any Carryover Servicing Fee.

If the market value of the Reserve Account on any Distribution Date is sufficient to pay the remaining principal and interest accrued on the Notes, the remaining Certificate Balance, any accrued return on the Certificates, any payments owing to the swap counterparty and any Carryover Servicing Fee, amounts on deposit in the Reserve Account will be so applied on that Distribution Date.

See "Description of the Securities--Credit Enhancement--Reserve Account."

Transfer of the Assets to the Trust. Under the Sale Agreement, the Seller will sell the Trust Student Loans to the Trust, with the Eligible Lender Trustee holding legal title to the Trust Student Loans.

If the Seller breaches a representation under the Sale Agreement regarding a Trust Student Loan, generally it will have to cure the breach, repurchase or replace that Trust Student Loan or reimburse the Trust for losses resulting from the breach.

Servicing of the Assets

Under the Servicing Agreement, Sallie Mae Servicing Corporation [or another third-party servicer of student loans specified in the prospectus supplement and described in detail comparable to the description of Sallie Mae Servicing Corporation in the prospectus], as Servicer, will be responsible for servicing, maintaining custody of and making collections on the Trust Student Loans. It will also bill and collect payments from the Guarantee Agencies and the Department. [ The Servicer, an affiliate of Sallie Mae, manages and operates Sallie Mae's loan servicing functions.] See "Servicing and Administration--Servicing Procedure" and "Servicing and Administration--Administration Agreement" in the Prospectus. Under certain circumstances, the Servicer may transfer its obligations as Servicer. See "Servicing and Administration--Certain Matters Regarding the Servicer" in the Prospectus.

If the Servicer breaches a covenant under the Servicing Agreement regarding a Trust Student Loan, generally it will have to cure the breach, purchase that Trust Student Loan or reimburse the Trust for losses resulting from the breach. See "The Trust Student Loan Pool--Insurance of Student Loans."

Compensation of the Servicer

The Servicer will receive two separate fees: a Primary Servicing Fee and a Carryover Servicing Fee.

The "Primary Servicing Fee" for any month is equal to

 .  in the case of Trust Student Loans that are not Consolidation Loans, 1/12th
   of   % of their outstanding principal amount, plus

 .  in the case of Consolidation Loans, 1/12th of   % of their outstanding
   principal amount.

The Primary Servicing Fee will be payable out of Available Funds and amounts on deposit in the Reserve Account on the 25th of each month (or the next business
day), beginning     , 20  (a "Monthly Servicing Payment Date"). Fees are
calculated as of the last day of the preceding calendar month. Fees will include amounts from prior Monthly Servicing Payment Dates that remain unpaid.

The Carryover Servicing Fee will be payable to the Servicer on each Distribution Date out of Available Funds.

The "Carryover Servicing Fee" is the sum of

 .  the amount of certain increases in the costs incurred by the Servicer;

 .  the amount of certain conversion, transfer and removal fees;

 .  any amounts described in the first two bullets that remain unpaid from prior
   Distribution Dates; and

 .  interest on such unpaid amounts as described in the Servicing Agreement.

See "Description of the Securities--Servicing Compensation."

TERMINATION OF THE TRUST

The obligations of the Servicer, the Seller, the Administrator, the Eligible Lender Trustee, the Indenture Trustee and the swap counterparty will terminate upon:

 . the maturity or other liquidation of the last Trust Student Loan and the disposition of any amount received upon its liquidation; and

 . the payment of all amounts required to be paid to the Noteholders and the Certificateholders.

See "The Student Loan Pools --Termination" in the Prospectus.

Optional Purchase

The Seller may purchase or arrange for the purchase of all remaining Trust Student Loans on any Distribution Date when the Pool Balance is % or less of the initial Pool Balance as of the Cutoff Date. The Seller's exercise of this purchase option will result in the early retirement of the Notes and the Certificates. The purchase price will equal the amount required to prepay in full (including all accrued interest) the remaining Trust Student Loans as of the end of the preceding Collection Period, but not less than the Minimum Purchase Amount plus any amount owing to the swap counterparty.

"Minimum Purchase Amount" means an amount that would be sufficient to

 . reduce the outstanding principal amount of each class of Notes then outstanding on the related Distribution Date to zero;

 .  pay to Noteholders the interest payable on the related Distribution Date;

 .  reduce the Certificate Balance to zero; and

 .  pay to Certificateholders the return payable on the related Distribution
   Date.

Auction of Trust Assets

The Indenture Trustee will offer for sale all remaining Trust Student Loans at the end of the Collection Period when the Pool Balance is --% or less of the initial Pool Balance. The "Trust Auction Date" will be the 3rd business day before the related Distribution Date. An auction will occur only if the Seller has first waived its optional purchase right described above. The Seller will waive its option to purchase the remaining Trust Student Loans if it fails to notify the Eligible Lender Trustee and the Indenture Trustee, in writing, that it intends to exercise its purchase option before the Indenture Trustee accepts a bid to purchase the Trust Student Loans. The Seller and its affiliates, including Sallie Mae and the Servicer, and unrelated third parties may offer bids to purchase the Trust Student Loans on the Trust Auction Date.

If at least two bids are received, the Indenture Trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of the remaining bids if it equals or exceeds the Minimum Purchase Amount or the fair market value of the Trust Student Loans as of the end of the related Collection Period, whichever is higher. If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the Indenture Trustee will not complete the sale. The Indenture Trustee may, and at the direction of the Seller will be required to, consult with a financial advisor, including an Underwriter of the Securities or the Administrator, to determine if the fair market value of the Trust Student Loans has been offered.

The net proceeds of any auction sale will be used to retire any outstanding Notes and Certificates on the related Distribution Date.

If the sale is not completed, the Indenture Trustee may, but will not be under any obligation to, solicit bids for sale of the Trust Student Loans after future Collection Periods upon terms similar to those described above, including the Seller's waiver of its option to purchase remaining Trust Student Loans.

If the Trust Student Loans are not sold as described above, on each subsequent Distribution Date, if the amount on deposit in the Reserve Account (after giving effect to all Reserve Account withdrawals, except withdrawals payable to the Seller) exceeds the Specified Reserve Account Balance, the Administrator will direct the Indenture Trustee to distribute the amount of such excess as accelerated payments of Note principal and Certificate Balance. The Indenture Trustee may or may not succeed in soliciting acceptable bids for the Trust Student Loans either on the Trust Auction Date or subsequently.

SWAP AGREEMENT

The Trust will enter into a swap agreement as of the Closing Date with a swap counterparty. Under the swap agreement, the swap counterparty will be required to pay to the Administrator on behalf of the Trust for deposit into the Collection Account on or before the business day preceding each Distribution Date an amount calculated on a quarterly basis equal to the sum of:

 . the excess, if any, of the Class A-1L Rate over the Student Loan Rate multiplied by the principal amount of the Class A-1L Notes; plus

 . the excess, if any, of the Class A-2L Rate over the Student Loan Rate multiplied by the principal amount of the Class A-2L Notes; plus

 . the excess, if any, of the Certificate Rate over the Student Loan Rate multiplied by the Certificate Balance.

    The Student Loan Rate, in general, will equal the expected weighted average interest rate of the Trust Student Loans less servicing and administration fees and the swap fee.

    On each Distribution Date, the swap counterparty will be paid from the Collection Account, before any payments are made to the Noteholders or Certificateholders, a blended fee (based upon the estimated weighted average
life of the Securities) equal to approximately   % of the aggregate principal
balance of the LIBOR-based Securities. In addition, on each Distribution Date, the swap counterparty will be paid from the Collection Account, after funds from the Collection Account are applied, if necessary, to reinstate the Reserve Account Balance to the Specified Reserve Account Balance, a sum equal to any unreimbursed swap counterparty payments received by the Trust plus interest.

See "Description of the Securities--Swap Agreement."

TAX CONSIDERATIONS

Subject to important considerations described in this Prospectus Supplement and the Prospectus:

 . Federal tax counsel and Delaware tax counsel for the Trust are of the opinion that the Notes will be characterized as debt for federal and Delaware state income tax purposes.

 . Federal tax counsel is also of the opinion that, for federal income tax purposes, the Trust will not be taxable as a corporation. By accepting a Certificate, a Certificateholder will be deemed to agree to treat the Trust as a partnership in which it is a partner.

 . A Certificateholder will be required to take into account separately its allocable share of income, gains, losses, deductions and credits of the Trust, including income, gains, losses and deductions attributable to the swap agreements. The swap agreements, together, should be considered a notional principal contract for federal income tax purposes. The Trust intends to report any payments it receives under the swap agreements as ordinary income and to deduct the swap fee as an ordinary expense, as those items accrue. In addition, the Trust intends to amortize any transaction fee attributable to the swap agreements as an ordinary expense over the term of the swap agreements using a reasonable method. Finally, the Trust intends to treat the payments, if any (other than the swap fee), made by it pursuant to the swap agreements as contingent payments, and to treat those amounts as ordinary expenses when paid.

 . In the opinion of Delaware tax counsel for the Trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes. Noteholders and Certificateholders that are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of Notes or Certificates.

See "U.S. Federal Income Tax Consequences" in the Prospectus.

ERISA CONSIDERATIONS

 . The Notes. Subject to important considerations and conditions described in this Prospectus Supplement and the Prospectus, the Notes may, in general, be purchased by or on behalf of a Plan (including an insurance company general account) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code only if an exemption from the prohibited transaction rules applies so that the purchase and holding of the Notes by or on behalf of the Plan will not result in a non-exempt prohibited transaction. Each fiduciary who purchases any Note will be deemed to represent that such an exemption exists and applies to it.

 . The Certificates. The Certificates may not be acquired by, on behalf of, or using the assets of any Plan (including an insurance company general account) of the type described above. Each purchaser of Certificates will be deemed to represent that it is not such a Plan, is not purchasing the Certificates on behalf of a Plan, and is not using the assets of a Plan to purchase any of the Certificates. Further, each purchaser of Certificates will be deemed to agree that if its Certificates are subsequently deemed to be Plan assets, that purchaser will dispose of them.

See "ERISA Considerations" in this Prospectus Supplement and the Prospectus for additional information concerning the application of ERISA.

RATING OF THE SECURITIES

The Securities are required to be rated by at least two nationally recognized rating agencies identified in the Indenture as follows:

Notes: Highest rating category
Certificates: One of the three highest rating categories

See "Ratings of the Securities" in this Prospectus Supplement for additional information.

RISK FACTORS

Certain factors you should consider before making an investment in the Certificates are described in this Prospectus Supplement and in the Prospectus under "Risk Factors."

CUSIP NUMBERS

 .  Class A-1T Notes:78442

 .  Class A-1L Notes:78442

 .  Class A-2T Notes:78442

 .  Class A-2L Notes:78442

 .  Certificates:78442

                                  RISK FACTORS

    You should carefully consider the following factors in deciding whether to purchase any Note or Certificate. The Prospectus describes additional risk factors that you should also consider beginning on page --. These risk factors could affect your investment in or return on the Notes and the Certificates.

The Class A-2 Notes Bear   Certificateholders and, to a lesser extent, Class
Sequential Payment Risk    A-2 Noteholders bear a greater risk of loss than do
and the Certificates       Class A-1 Noteholders:
Bear Subordination Risk

                           .  No principal will be paid to Class A-2
                              Noteholders until the Class A-1 Noteholders have been paid in full; and

                           . No distribution of Certificate Balance will be made to Certificateholders until the Class A-1 Noteholders and Class A-2 Noteholders have been paid in full.

[Change in Federal         On October 7, 1998, the President signed into law
Direct Consolidation       the Higher Education Amendments of 1998,
Loan Rate May Encourage    legislation that reauthorized federal higher
Prepayments                education loan programs for a six-year period (the
                           "Reauthorization Legislation"). The Reauthorization
                           Legislation maintained reduced borrower interest rates for Federal Direct Consolidation Loans whose applications were received by January 31, 1999.
                           Borrower interest rates were maintained at
                           7.46 percent (6.86 percent during in-school and grace periods), adjusted annually based on a formula equal to the 91-day Treasury bill rate plus
                           2.3 percent (1.7 percent during in-school and grace periods).

                           The availability of the reduced borrower interest rates on these Federal Direct Consolidation Loans may increase the likelihood that a Trust Student Loan will be prepaid. We do not know the volume of Trust Student Loans that may be prepaid because of this factor. We believe, however, that most of the applications received by the Department by the January 31, 1999 deadline have been processed and, accordingly, that the volume of Trust Student Loans that may be prepaid because of the reduced borrower interest rates on Federal Direct Consolidation Loans will not be material.]

Initial Principal          The Initial Pool Balance plus the initial deposit
Balance of Securities      to the Collection Account is approximately   % of
Exceeds Trust Assets       the aggregate principal amount of the Securities.
                           Securityholders must rely primarily on interest payments on the Trust Student Loans and other Trust assets, in excess of Servicing Fees, Administration
                           Fees, the swap fee and interest payable on the Securities, to reduce the aggregate principal amount of the Securities to the Pool Balance. The
                           Securityholders, especially Certificateholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. In addition, the principal balance of the Trust Student Loans on which interest will be collected will be less than the principal amount of the Securities for some period.

The Swap Agreement May     The Trust will enter into a swap agreement with the
Create Credit Risks        swap counterparty intended to mitigate the basis
                           risk associated with the Notes and the
                           Certificates. If a payment is due to the Trust under the swap agreement, a default by the swap counterparty may reduce the amount of available funds for any Collection Period and thus the Trust's ability to pay you principal and interest on the Securities.

                           In addition, an "Early Termination" (as defined in the swap agreement) may occur in the event that either:

                           . the swap counterparty fails to make a required payment within three business days of the date such payment was due; or

                           . the swap counterparty fails, within 45 calendar days of the date on which the counterparty ratings of the swap counterparty fall below the required ratings specified in the swap agreement, to:

                              . obtain a replacement swap agreement with terms substantially the same as the swap agreement; or

                              . establish any other arrangement satisfactory to the Trust and the applicable rating agencies.

                           If an Early Termination occurs, the Trust may no longer have the benefit of the swap agreement. You cannot be certain that the Trust will be able to enter into a substitute swap agreement.

Year 2000 Issues Could     The "Year 2000 issue" refers to a wide variety of
Adversely Affect the       computer problems that may arise from the inability
Trust's Liquidity and      of computer programs to properly process date-
the Timing of Payments     sensitive information relating to the Year 2000 and
                           the years after 2000.

                           By the end of 1998, the Administrator and the Servicer achieved Year 2000 readiness for all internal applications. During 1999 they completed Year 2000 readiness testing with their external business partners and developed Year 2000 contingency plans. The failure by the Administrator, the Servicer or any of their significant business partners to have resolved a material Year 2000 issue, however, could interrupt normal business activities or operations such as making timely payments on the Securities or servicing the Trust Student Loans.

                           The Servicer, on behalf of the Trust, will submit claims to various Guarantee Agencies for payment on defaulted Trust Student Loans and in other circumstances. If any Guarantee Agency that guarantees a significant portion of the Trust Student Loans is unable to timely process guarantee payments because of its failure to have remediated its Year 2000 issues, the Trust's liquidity could be adversely affected, possibly to a material extent. This also could happen if the Department of Education is unable to timely process interest subsidy or special allowance payments because of Year 2000 issues.

                           To date, we are unaware of any significant Year 2000 failures incurred by any of these entities.

                             FORMATION OF THE TRUST

The Trust

    The SLM Student Loan Trust 200 - (the "Trust") will be a trust newly formed under the laws of the State of Delaware under the Trust Agreement to be
dated as of     , 20  (as amended and supplemented from time to time, the
"Trust Agreement"), between the Seller and the Eligible Lender Trustee. After its formation, the Trust will not engage in any activity other than:

  . acquiring, holding and managing the Trust Student Loans and the other assets of the Trust and related proceeds;

  .  issuing the Certificates and the Notes;

  .  making payments on them; and

  . engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

    The Trust will be initially capitalized with equity of $      , excluding
amounts deposited in the Reserve Account by the Trust on the Closing Date, representing the Certificate Balance. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to make the Reserve Account Initial Deposit in the Reserve Account and to purchase on behalf of the Trust the Trust Student Loans. It will purchase the Trust Student Loans from the Seller under the Sale Agreement to be dated as of the Closing Date (as amended and supplemented from time to time, the "Sale Agreement"), among the Seller, the Trust and the Eligible Lender Trustee. The Seller will use the net proceeds it receives from the sale of the Trust Student Loans to pay to Sallie Mae the purchase price of the Trust Student Loans acquired from Sallie Mae pursuant to the Purchase Agreement dated as of the Closing Date (as amended and supplemented from time to time, the "Purchase Agreement") between the Seller and Sallie Mae.

    Upon the consummation of such transactions, the property of the Trust will consist of (a) the pool of Trust Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected on Trust Student Loans on or after the Cutoff Date and (c) all moneys and investments on deposit in the Collection Account and the Reserve Account. The Notes will be secured by the property of the Trust. The Collection Account and the Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will act as custodian of the promissory notes representing the Trust Student Loans.

    The Trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Eligible Lender Trustee, at its address shown below.

Capitalization of the Trust

    The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Securities offered hereby had taken place on such date:

       Floating Rate Class A-1T Student Loan-Backed Notes.............. $
       Floating Rate Class A-1L Student Loan-Backed Notes.............. $
       Floating Rate Class A-2T Student Loan-Backed Notes.............. $
       Floating Rate Class A-2L Student Loan-Backed Notes.............. $
       Floating Rate Student Loan-Backed Certificates.................. $
        Total.......................................................... $

Eligible Lender Trustee

    Chase Manhattan Bank Delaware is the Eligible Lender Trustee for the Trust under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation whose principal offices are located at 1201 Market Street, Wilmington, Delaware 19801. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Trust Student Loans acquired from time to time under the Sale Agreement. The Eligible Lender Trustee on behalf of the Trust has entered into a separate Guarantee Agreement with each of the Guarantee Agencies described in this Prospectus Supplement with respect to the Trust Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and the holder of the Trust Student Loans for all purposes under the Act and the Guarantee Agreements. Failure of the Trust Student Loans to be owned by an eligible lender would result in the loss of Program Payments with respect to such Trust Student Loans. See "Appendix A--The Federal Family Education Loan Program--Eligible Lenders, Borrowers and Institutions" in the Prospectus.

    The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee in the Trust Agreement and the Sale Agreement. See "Description of the Securities" herein and "Transfer and Servicing Agreements" in the Prospectus. Sallie Mae maintains certain banking relations with the Eligible Lender Trustee.

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the Trust are required to be delivered to Securityholders. See "Certain Information Regarding the Securities--Reports to Securityholders" in the Prospectus.

    Unless Definitive Notes or Definitive Certificates are issued, the reports containing information concerning the Student Loans will be sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

    The Trust will file with the Securities and Exchange Commission (the "Commission") periodic reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

    The Trust's primary sources of capital will be the net proceeds from the sale of the Securities. See "Formation of the Trust--Capitalization of the Trust."

    The Trust's primary sources of liquidity will be collections on the Trust Student Loans, as supplemented by payments, if any, from the Swap Counterparty, and amounts on deposit in the Reserve Account.

Results of Operations

    The Trust will be newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. Because the Trust does not have any operating history, we have not included in this Prospectus Supplement any historical or pro forma ratio of earnings to fixed charges.

The earnings on the Trust Student Loans and other assets owned by the Trust and the interest costs of the Notes will determine the Trust's results of operations in the future. The income generated from the Trust's assets will pay operating costs and expenses of the Trust, interest and principal on the Notes and distributions to the holders of the Certificates. The principal operating expenses of the Trust are expected to be, but are not limited to, the Primary Servicing Fee, the Administration Fee, the Swap Fee and any Carryover Servicing Fee.

                                USE OF PROCEEDS

    The Trust will use the net proceeds from the sale of the Notes and the Certificates to make the Reserve Account Initial Deposit to the Reserve
Account, to make an initial deposit of $    to the Collection Account and to
purchase the Trust Student Loans from the Seller on the Closing Date under the Sale Agreement. The Seller will use such proceeds paid to it by the Trust to pay to Sallie Mae the purchase price for the Trust Student Loans purchased by the Seller from Sallie Mae under the Purchase Agreement.

                          THE TRUST STUDENT LOAN POOL

    The Eligible Lender Trustee on behalf of the Trust will purchase the pool of Trust Student Loans from the Seller as of the Cutoff Date.

    The Seller will purchase the Trust Student Loans from Sallie Mae under the Purchase Agreement.

    The Trust Student Loans were selected from Sallie Mae's portfolio of Student Loans by employing several criteria, including requirements that each Trust Student Loan as of the Cutoff Date:

  . is guaranteed as to principal and interest by a Guarantee Agency pursuant to a Guarantee Agreement and the Guarantee Agency is, in turn, reinsured by the Department in accordance with the FFELP;

  . contains terms in accordance with those required by the FFELP, the Guarantee Agreements and other applicable requirements;

  . is not more than    days past due; and

  . does not have a borrower who is noted in the related records of the Servicer as being currently involved in a bankruptcy proceeding.

    No Trust Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's or Sallie Mae's prior obligation to sell such loan to a third party.

    The distribution by weighted average interest rate applicable to the Trust Student Loans on any date following the Cutoff Date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the Trust Student Loans. Moreover, the information below about the remaining term to maturity of the Trust Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Trust Student Loans as a result of prepayments or of the granting of deferral and forbearance periods.

    The following tables provide a description of certain additional characteristics of the Trust Student Loans as of the Cutoff Date. The "Aggregate Outstanding Principal Balance" in each of the following tables
includes principal balance due from obligors, plus accrued interest of $     as
of the Cutoff Date to be capitalized upon commencement of repayment.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                             AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance............................. $
Number of Borrowers.................................................
Average Outstanding Principal Balance Per Borrower.................. $
Number of Loans.....................................................
Average Outstanding Principal Balance Per Loan...................... $
Weighted Average Remaining Term to Maturity(1)......................     months
Weighted Average Annual Borrower Interest Rate(2)...................           %

--------
(1) Determined from the Cutoff Date to the stated maturity date of the applicable Trust Student Loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.
(2) Exclusive of Special Allowance Payments. The weighted average spread, including Special Allowance Payments, to the 91-day or 52-week T-Bill rate or Three-Month Commercial Paper Rate, as applicable, was % as of the
    Cutoff Date and would have been   % if all of the Trust Student Loans were
    in repayment as of the Cutoff Date. See "Special Allowance Payments" in Appendix A to the Prospectus.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                  Number Outstanding Outstanding
                                                    of    Principal   Principal
Loan Type                                         Loans    Balance     Balance
---------                                         ------ ----------- -----------
Subsidized Stafford Loans........................           $               %
Unsubsidized Stafford Loans......................
SLS Loans........................................
PLUS Loans.......................................
Consolidation Loans..............................
                                                   ----     -----       ----
  Total..........................................           $               %
                                                   ====     =====       ====

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                  Number Outstanding Outstanding
                                                    of    Principal   Principal
Interest Rates(1)                                 Loans    Balance     Balance
-----------------                                 ------ ----------- -----------
Less than 7.50%..................................           $               %
7.50% to 8.49%...................................
8.50% to 9.49%...................................
Greater than 9.49%...............................
                                                   ----     -----       ----
  Total..........................................           $               %
                                                   ====     =====       ====

--------
(1) Determined using the interest rates applicable to the Trust Student Loans as of the Cutoff Date. However, because certain of the Trust Student Loans bear interest at variable rates, the above information may not remain applicable to the Trust Student Loans at any time after the Cutoff Date. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
      BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
Range of Outstanding                           Number of  Principal   Principal
Principal Balance                              Borrowers   Balance     Balance
--------------------                           --------- ----------- -----------
Less than $ 1,000.............................              $                %
$ 1,000 to $ 1,999.99.........................
$ 2,000 to $ 2,999.99.........................
$ 3,000 to $ 3,999.99.........................
$ 4,000 to $ 4,999.99.........................
$ 5,000 to $ 5,999.99.........................
$ 6,000 to $ 6,999.99.........................
$ 7,000 to $ 7,999.99.........................
$ 8,000 to $ 8,999.99.........................
$ 9,000 to $ 9,999.99.........................
$10,000 to $10,999.99.........................
$11,000 to $11,999.99.........................
$12,000 to $12,999.99.........................
$13,000 to $13,999.99.........................
$14,000 to $14,999.99.........................
$15,000 to $15,999.99.........................
$16,000 to $16,999.99.........................
$17,000 to $17,999.99.........................
$18,000 to $18,999.99.........................
$19,000 to $19,999.99.........................
$20,000 to $20,999.99.........................
$21,000 to $21,999.99.........................
$22,000 to $22,999.99.........................
$23,000 to $23,999.99.........................
$24,000 to $24,999.99.........................
$25,000 to $25,999.99.........................
$26,000 to $26,999.99.........................
$27,000 to $27,999.99.........................
$28,000 to $28,999.99.........................
$29,000 to $29,999.99.........................
$30,000 to $30,999.99.........................
$31,000 to $31,999.99.........................
$32,000 to $32,999.99.........................
$33,000 to $33,999.99.........................
$34,000 to $34,999.99.........................
$35,000 and above.............................
                                                 ----       -----       -----
                                                            $           100.0%
                                                 ====       =====       =====

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                   BY SCHOOL/LOAN TYPE AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                  Number Outstanding Outstanding
                                                    of    Principal   Principal
School/Loan Type                                  Loans    Balance     Balance
----------------                                  ------ ----------- -----------
FFELP:
  4-year Institutions............................          $                 %
  2-year Institutions............................
  Proprietary/Vocational.........................
  Unidentified...................................
Consolidation Loan Program(1)....................
                                                  ------   -------      -----
    Total........................................          $            100.0%
                                                  ======   =======      =====

--------
(1) The school type for Consolidation Loans is generally not available.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
         BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                    Percent of
Number of Months                                         Aggregate    Pool by
Remaining to                                     Number Outstanding Outstanding
Scheduled                                          of    Principal   Principal
Maturity(1)                                      Loans    Balance     Balance
----------------                                 ------ ----------- -----------
  0 to  12......................................          $                 %
 13 to  24......................................
 25 to  36......................................
 37 to  48......................................
 49 to  60......................................
 61 to  72......................................
 73 to  84......................................
 85 to  96......................................
 97 to 108......................................
109 to 120......................................
121 to 132......................................
133 to 144......................................
145 and Up......................................
                                                  ----    -------      -----
    Total.......................................          $            100.0%
                                                  ====    =======      =====

--------
(1) Determined from the Cutoff Date to the stated maturity date of the applicable Trust Student Loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
            BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                  Number Outstanding Outstanding
                                                    of    Principal   Principal
Current Borrower Payment Status(1)                Loans    Balance     Balance
----------------------------------                ------ ----------- -----------
In-School........................................          $                 %
Grace............................................
Deferral.........................................
Forbearance......................................
Repayment(2)
  First year in repayment........................
  Second year in repayment.......................
  Third year in repayment........................
  More than 3 years in repayment.................
                                                  ------   -------      -----
    Total........................................          $            100.0%
                                                  ======   =======      =====

--------
(1) Refers to the status of the borrower of each Trust Student Loan as of the Cutoff Date. The borrower may still be attending school ("In-School"), may be in a grace period after completing school and prior to repayment commencing ("Grace"), may be currently required to repay the loan ("Repayment") or may have temporarily ceased repaying the loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.
(2) The weighted average number of months in repayment for all Trust Student Loans currently in repayment is , calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the Cutoff Date.

   SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT
         LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                         Scheduled Months in Status(1)
                                 ----------------------------------------------
Current Borrower Payment Status  In-School Grace Deferral Forbearance Repayment
-------------------------------  --------- ----- -------- ----------- ---------
In-School.......................                   --         --
Grace...........................    --             --         --
Deferral........................    --      --                --
Forbearance.....................    --      --     --
Repayment.......................    --      --     --         --

--------
(1) Determined without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.

                         GEOGRAPHIC DISTRIBUTION OF THE
                   TRUST STUDENT LOANS AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
State(1)                                         Loans     Balance     Balance
--------                                       --------- ----------- -----------
Alabama.......................................               $              %
Alaska........................................
Arizona.......................................
Arkansas......................................
California....................................
Colorado......................................
Connecticut...................................
Delaware......................................
District of Columbia..........................
Florida.......................................
Georgia.......................................
Hawaii........................................
Idaho.........................................
Illinois......................................
Indiana.......................................
Iowa..........................................
Kansas........................................
Kentucky......................................
Louisiana.....................................
Maine.........................................
Maryland......................................
Massachusetts.................................
Michigan......................................
Minnesota.....................................
Mississippi...................................
Missouri......................................
Montana.......................................
Nebraska......................................
Nevada........................................
New Hampshire.................................
New Jersey....................................
New Mexico....................................
New York......................................
North Carolina................................
North Dakota..................................
Ohio..........................................
Oklahoma......................................
Oregon........................................
Pennsylvania..................................
Rhode Island..................................
South Carolina................................
South Dakota..................................
Tennessee.....................................
Texas.........................................
Utah..........................................

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
State(1)                                         Loans     Balance     Balance
--------                                       --------- ----------- -----------
Vermont.......................................              $                %
Virginia......................................
Washington....................................
West Virginia.................................
Wisconsin.....................................
Wyoming.......................................
Other.........................................
                                                  ---       ----        -----
  Total.......................................              $           100.0%
                                                  ===       ====        =====

--------
(1) Based on the billing addresses of the borrowers of the Trust Student Loans shown on the Servicer's records as of the Cutoff Date.

    Each of the Trust Student Loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Trust Student Loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

    In either case, subject to any applicable Deferral Periods or Forbearance Periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that Trust Student Loan.

    Sallie Mae makes available to some borrowers of Student Loans it holds payment terms that may result in the lengthening of the remaining term of the Student Loans. For example, not all of the loans owned by Sallie Mae provide for level payments throughout the repayment term of the loans. Some Student Loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a "graduated phase in" of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under Trust Student Loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.

    The following table provides certain information about Trust Student Loans subject to the repayment terms described in the preceding paragraphs.

                           DISTRIBUTION OF THE TRUST
             STUDENT LOANS BY REPAYMENT TERMS AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
Loan Repayment Terms                             Loans     Balance     Balance
--------------------                           --------- ----------- -----------
Level Payment.................................              $               %
Other Repayment Options(1)....................
                                                  ---       -----        ---
  Total.......................................              $            100%
                                                  ===       =====        ===

--------
(1) Includes graduated repayment, income sensitive and interest only period
    loans. Income sensitive loans represent less than   % of the Outstanding
    Principal Balance. Interest only period loans represent   % of the
    Outstanding Principal Balance.

    The Servicer at the request of Sallie Mae and on behalf of the Trust may in the future offer repayment terms similar to those described above to borrowers of loans in the Trust which are not entitled to these repayment terms as of the Cutoff Date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the Notes could be lengthened.

    The following table provides information about Trust Student Loans regarding date of disbursement.

                           DISTRIBUTION OF THE TRUST
          STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
Disbursement Date(1)                             Loans     Balance     Balance
--------------------                           --------- ----------- -----------
Pre-October 1, 1993...........................              $                %
October 1, 1993 and thereafter................
                                                  ---       -----       -----
  Total.......................................              $           100.0%
                                                  ===       =====       =====

--------
(1) Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Student Loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. See Appendix A--The Federal Family Education Loan Program-- "Guarantors Under The FFELP--Loan Guarantees" and "--Federal Reimbursement Agreements" in the Prospectus.
(2) The holder of a Consolidation Loan made on or after October 1, 1993 must pay the Department a monthly rebate fee calculated on an annual basis equal
    to, in most cases,   % of the principal plus accrued unpaid interest on any
    such loan. Of the Trust Student Loans that are Consolidation Loans,   %
    were made on or after October 1, 1993.

Insurance of Student Loans; Guarantors of Student Loans

    General. Each Trust Student Loan is required to be guaranteed as to principal and interest by one of the Guarantee Agencies described below and reinsured by the Department under the Act and must be eligible for Special Allowance Payments and, in the case of some Trust Student Loans, Interest Subsidy Payments by the Department.

    Guarantee Agencies for the Trust Student Loans. The Eligible Lender Trustee has entered into a separate Guarantee Agreement with each of the Guarantee Agencies listed below (each, a "Guarantor") pursuant to which each of the Guarantors has agreed to serve as guarantor for specified Trust Student Loans.

    Under the Higher Education Amendments of 1992 (the "1992 Amendments"), under Section 432(o) of the Act, if the Department has determined that a Guarantee Agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment in accordance with guarantee claim processing standards no more stringent than those of the Guarantee Agency. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Guarantee Agency or, if such a determination was made, whether that determination or the ultimate payment of such guarantee claims would be made in a timely manner. See Appendix A--The Federal Family Education Loan Program--"Guarantors Under The FFELP--Loan Guarantees" and "-- Federal Reimbursement Agreements" in the Prospectus.

    The following table provides information with respect to the portion of the Trust Student Loans guaranteed by each Guarantor:

                   DISTRIBUTION OF THE TRUST STUDENT LOANS BY
                     GUARANTY AGENCY AS OF THE CUTOFF DATE

                                                                    Percent of
                                                      Aggregate       Pool by
                                                     Outstanding    Outstanding
                                       Number of  Principal Balance  Principal
                                         Loans        of Loans        Balance
Name of Guaranty Agency*               Guaranteed    Guaranteed     Guaranteed
------------------------               ---------- ----------------- -----------
American Student Assistance Guaran-
 tor.................................
California Student Aid Commission....
Colorado Student Loan Program........
Connecticut Student Loan Foundation..
Education Assistance Corporation.....
Educational Credit Management Corpo-
 ration..............................
Finance Authority of Maine...........
Florida Department of Education
 Office of Student Financial
 Assistance..........................
Georgia Higher Education Assistance
 Corp................................
Great Lakes Higher Education Corpora-
 tion................................
Illinois Student Assistance Commis-
 sion................................
Iowa College Student Aid Commission..
Kentucky Higher Education Assistance
 Authority...........................
Louisiana Student Financial Assis-
 tance Commission....................
Michigan Higher Education Assistance
 Authority...........................
Missouri Coordinating Board for
 Higher Education....................
Montana Guaranteed Student Loan Pro-
 gram................................
Nebraska Student Loan Program........
New Jersey Higher Education Assis-
 tance Authority.....................
New York State Higher Education Serv-
 ices Corporation....................
Northwest Education Loan Associa-
 tion................................
Oklahoma State Regents for Higher Ed-
 ucation.............................
Ohio Student Aid Commission..........
Oregon State Scholarship Commission..
Pennsylvania Higher Education Assis-
 tance Agency........................
Rhode Island Higher Education Assis-
 tance Authority.....................
Student Loan Guarantee Foundation of
 Arkansas, Inc.......................
Tennessee Student Assistance Corpora-
 tion................................
Texas Guaranteed Student Loan Corpo-
 ration..............................
United Student Aid Funds, Inc........
Utah Higher Education Assistance Au-
 thority.............................
                                          ---           -----           ---
                                                                        100%
                                          ===           =====           ===

--------
* For illustrative purposes only; the actual Guarantee Agencies are likely to vary from offering to offering.

    Some historical information about each of the Guarantors that guarantees Trust Student Loans comprising at least 5% of the Initial Pool Balance (the "Significant Guarantors") is provided below. The information shown for each Significant Guarantor relates to all Student Loans (including but not limited to Trust Student Loans) guaranteed by such Significant Guarantor:

    Guaranty Volume. The following table describes the approximate aggregate principal amount of federally reinsured Student Loans (excluding Consolidation Loans) that first became guaranteed by each Significant Guarantor and by all Guarantee Agencies (including but not limited to those guaranteeing Trust Student Loans) in each of the five federal fiscal years shown:*

                                                         Loans Guaranteed
                          -------------------------------------------------------------------------------
                                                        Federal Fiscal Year
                          -------------------------------------------------------------------------------
                               1995            1996            1997            1998            1999
Name of Guaranty Agency   --------------- --------------- --------------- --------------- ---------------
All Guarantee Agencies..  $21,055,193,594 $19,727,950,145 $21,409,775,875 $22,300,960,997 $22,923,325,576

--------
* We obtained the information in the table above from the Department's quarterly Loan Volume Updates. The Seller, Sallie Mae and the Underwriters have not audited or independently verified this information for accuracy or completeness.

    Reserve Ratio. Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

    The following table sets forth the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:*

                                                         Reserve Ratio as of
                                                               Close of
                                                         Federal Fiscal Year
                                                       ------------------------
Guarantors                                             1995 1996 1997 1998 1999
----------                                             ---- ---- ---- ---- ----
All Guarantee Agencies................................                      **

--------
* We obtained the information in the table above from the Department's FY94-96 Federal Student Loan Programs Data Book (for fiscal year 1995), from the latest available Department of Education reports (for fiscal years 1996, 1997 and 1998) and from the Significant Guarantors (for fiscal year 1999). The Seller, Sallie Mae and the Underwriters have not audited or independently verified this information for accuracy or completeness.
** Not Available.

    Recovery Rates. A Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the Guarantor by the cumulative aggregate amount of default claims paid by the Guarantor. The table below sets forth the cumulative recovery rates for each of the Significant Guarantors for the five federal fiscal years shown for which information is available:*

                                   Recovery Rate
                                Federal Fiscal Year
                              ----------------------------
Guarantors                    1995  1996  1997  1998  1999
----------                    ----  ----  ----  ----  ----
                                  %     %     %     %     %

--------
* We obtained the information in the table above from privately published compilations of DOE data (for fiscal years 1995 and 1996) and from the Significant Guarantors (for fiscal years 1997, 1998 and 1999). The Seller, Sallie Mae and the Underwriters have not audited or independently verified this information for accuracy or completeness.

    Claims Rate.* The following table sets forth the claims rates of each Significant Guarantor for each of the five federal fiscal years shown:**

                                   Claims Rate
                             ----------------------------
                               Federal Fiscal Year
                             ----------------------------
Guarantors                   1995  1996  1997  1998  1999
----------                   ----  ----  ----  ----  ----
                                %     %     %     %     %

--------
* The Department is required to make reinsurance payments to Guarantors with respect to FFELP loans in default that are subject to specified reductions when the Guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by such Guarantor that are in repayment on the last day of the prior fiscal year. See Appendix A to the Prospectus.
** We obtained the information in the table above from annually published DOE reports. The Seller, Sallie Mae and the Underwriters have not audited or independently verified this information for accuracy or completeness.

    Each Guarantee Agency's guarantee obligations with respect to any Trust Student Loan is conditioned upon the satisfaction of all the conditions in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following:

  . the origination and servicing of such Trust Student Loan being performed in accordance with the FFELP, the Act, such Guarantee Agency's rules and other applicable requirements;

  . the timely payment to the Guarantee Agency of the guarantee fee payable on the Trust Student Loan; and

  . the timely submission to the Guarantee Agency of all required pre-claim delinquency status notifications and of the claim on the Trust Student Loan.

    Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the Guarantee Agency to honor its Guarantee Agreements on the Trust Student Loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain Interest Subsidy Payments and Special Allowance Payments.

    Prospective investors should consult the DOE Data Books for further information concerning the Guarantors.

Cure Period for Trust Student Loans

    Sallie Mae, the Seller or the Servicer, as the case may be, will be obligated to repurchase (or purchase in the case of the Servicer), or to substitute Qualified Substitute Student Loans for, any Trust Student Loan in the event of a material breach by such party of certain representations, warranties or covenants concerning the Trust Student Loan, following a period during which the breach may be cured. For purposes of Trust Student Loans the cure period will be 120 days, except that in the case of certain representations, warranties or covenants, the breach of which may be cured by the reinstatement of the Guarantor's guarantee of such Trust Student Loan, the cure period will be 360 days, in each case following the earlier of the date on which the breach is discovered and the date of the Servicer's receipt of the Guarantor reject transmittal form with respect to the Trust Student Loan. The repurchase (or purchase in the case of the Servicer) or substitution will be made not later than the end of the 120-day period or not later than the 60th day following the end of the 360 day cure period, as applicable.

    Notwithstanding the foregoing, if as of the last Business Day of any month the aggregate principal amount of Trust Student Loans for which claims have been filed with and rejected by a Guarantor as a result of a breach by the Seller or the Servicer or for which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach
exceeds   % of the Pool Balance, the Servicer and/or the Seller, as applicable, will be required to purchase, within 30 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Trust Student Loans in an aggregate principal amount such that after the purchases the aggregate
principal amount of affected Trust Student Loans is less than   % of the Pool
Balance. The Trust Student Loans to be purchased by the Servicer and/or the Seller pursuant to the preceding sentence will be based on the date of claim rejection, with the Trust Student Loans with the earliest of these dates to be purchased first. See "Servicing and Administration--Servicer Covenants" and "Transfer and Servicing Agreements--Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "--Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" in the Prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

    Due to a Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee will be allowed under the Trust Agreement to permit trusts, other than the Trust, established by the Seller to securitize Student Loans to use the Department lender identification number applicable to the Trust. In that event, the billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust would be consolidated with the billings for the payments for Student Loans in other trusts using the same lender identification number and payments on the billings would be made by the Department in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

    In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments from Guarantee Agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

    The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Guarantee Agencies resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Guarantee Agency were to determine that the Eligible Lender Trustee owes a liability to the Department or a Guarantee Agency on any Student Loan included in a trust using the shared lender identification number, the Department or that Guarantee Agency would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

    In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in the other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

    The Servicing Agreement for the Trust and the servicing agreements for the other trusts established by the Seller that share the lender identification number to be used by the Trust will require any trust (including the Trust) to indemnify the other trusts against a shortfall or an offset by the Department or a Guarantee Agency arising from the Student Loans held by the Eligible Lender Trustee on the trust's behalf.

                         DESCRIPTION OF THE SECURITIES

General

    The Notes will be issued under the Indenture and the Certificates will be issued under the Trust Agreement, in each case substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following summary describes some terms of the Notes, the Certificates, the Indenture, the Trust Agreement and the Swap Agreement. The Prospectus describes other terms of the Notes and the Certificates. See "Description of the Notes," "Description of the Certificates" and "Certain Information Regarding the Securities" in the Prospectus. The summary does not cover every detail and is subject to the provisions of the Notes, the Certificates, the Indenture, the Trust Agreement and the Swap Agreement.

The Notes

    Distributions of Interest. Interest will accrue on the principal balances of the Notes at their respective Note Rates. Interest will accrue during each Accrual Period and will be payable to the Noteholders quarterly on each Distribution Date. Interest accrued as of any Distribution Date but not paid on that Distribution Date will be due on the next Distribution Date together with an amount equal to interest on this amount at the applicable rate per annum specified above. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account remaining after the distribution of the Primary Servicing Fee, the Administration Fee and the Swap Fee for that Distribution Date. See "-- Distributions" and "--Credit Enhancement." If these sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, the shortfall will be allocated pro rata to the Class A-1 Noteholders and the Class A-2 Noteholders (based upon the total amount of interest then due on each class of Notes).

    The "Class A-1T Rate" for each Accrual Period will be equal to the daily weighted average of the T-Bill Rates within that Accrual Period (determined as
described under "--Determination of T-Bill Rates") plus   %. The "Class A-2T
Rate" for each Accrual Period will be equal to the daily weighted average of
the T-Bill Rates within that Accrual Period plus   %. The weighted average
calculations described above will be based on the actual number of days in that Accrual Period.

    The Class A-1T Rate and the Class A-2T Rate will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that

  . the Class A-1T Rate and the Class A-2T Rate in effect from the first day of each Accrual Period, including the initial Accrual Period, through the day of the first 91-day Treasury Bill auction on or after the first day of each Accrual Period will be based on the results of the most recent 91-day Treasury Bill auction prior to that day and

  . the Class A-1T Rate and the Class A-2T Rate will be subject to a Lock-In Period of six business days preceding each Distribution Date. See "--Determination of T-Bill Rates."

    The "Class A-1L Rate" for each Accrual Period will be equal to Three-Month
LIBOR, except for the First Accrual Period, which will be   -Month LIBOR, on
the second business day before the beginning of that Accrual Period (determined
as set forth under "--Determination of LIBOR") plus    %. The "Class A-2L Rate"
for each Accrual Period will be equal to Three-Month LIBOR, except for the
First Accrual Period, which will be   -Month LIBOR, on the second business day
before the beginning of that Accrual Period plus   %.

    Distributions of Principal. Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Principal Distribution Amount for that

Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the Primary Servicing Fee, the Administration Fee, the Swap Fee, the Noteholders' Interest Distribution Amount and the Certificateholders' Return Distribution Amount. See "--Distributions", "--Credit Enhancement" and "--The Certificates--Subordination of the Certificates." If these sources are insufficient to pay the Noteholders' Principal Distribution Amount for a Distribution Date, the shortfall will be added to the principal payable to the Noteholders on subsequent Distribution Dates. Amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the Notes except at maturity or on the Final Distribution Date upon termination of the Trust.

    Principal payments on the Notes will be applied on each Distribution Date, first pro rata to the principal balances of the Class A-1T Notes and the Class A-1L Notes until retired and second pro rata to the principal balances of the Class A-2T Notes and the Class A-2L Notes until retired. However, following the occurrence of an event of default and the exercise by the Indenture Trustee of remedies under the Indenture, principal payments on the Notes will be made pro rata, without preference or priority. The aggregate outstanding principal amount of the Class A-1 Notes will be due and payable in full on the Class A-1 Maturity Date and that of the Class A-2 Notes will be due and payable in full on the Class A-2 Maturity Date. The actual date on which the aggregate outstanding principal and accrued interest of the Class A-1 Notes or the Class A-2 Notes are paid may be earlier than their maturity dates, based on a variety of factors.

The Certificates

    Return on Certificates. Certificateholders will be entitled to distributions of return on the Certificate Balance at the Certificate Rate. Return on the Certificates will accrue during each Accrual Period, will be calculated as provided below and will be distributable quarterly on each Distribution Date. Return on the Certificates payable on any Distribution Date but not distributed on that Distribution Date will be payable on the next Distribution Date increased by an amount equal to return on the amount at the Certificate Rate. Distributions with respect to return on the Certificates for any Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account remaining after the distribution of the Primary Servicing Fee, the Administration Fee, the Swap Fee and the Noteholders' Interest Distribution Amount for that Distribution Date. See "--Distributions", "--Credit Enhancement--Reserve Account" and "--The Certificates--Subordination of the Certificates."

    The "Certificate Rate" for each Accrual Period will be equal to Three-Month
LIBOR, except for the first Accrual Period, which will be   -Month LIBOR, on
the second business day before the beginning of that Accrual Period (determined
as described under "--Determination of LIBOR") plus   %.

    Distributions in Respect of Certificate Balance. Certificateholders will be entitled to distributions on each Distribution Date after the Notes are retired in an amount generally equal to the Certificate Balance Distribution Amount for such Distribution Date. Distributions in respect of the Certificate Balance for such Distribution Date will generally be funded from the portion of Available Funds and amounts on deposit in the Reserve Account remaining after distribution of the Primary Servicing Fee, the Administration Fee, the Swap Fee and the Certificateholders' Return Distribution Amount for such Distribution Date. Amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make payments on the Certificate Balance except on the Final Distribution Date upon termination of the Trust. See "--Distributions" and "--Credit Enhancement-- Reserve Account."

    Any remaining Certificate Balance will be distributed in full on the Final Distribution Date. The actual date on which the final distribution on the Certificates will be made may be earlier than the Final Distribution Date, however, based on a variety of factors.

    Subordination of the Certificates. On any Distribution Date distributions of return on the Certificates will be subordinated to the payment of interest on the Notes and distributions of the Certificate Balance will be subordinated to the payment of both interest and principal on the Notes. Consequently, on any Distribution Date, Available Funds and amounts on deposit in the Reserve Account remaining after payment of the Primary Servicing Fee, the Administration Fee and the Swap Fee will be applied to the payment of interest on the Notes prior to any distribution from these sources of return on the Certificates and no distributions of the Certificate Balance will be made until the Notes have been retired.

  Notwithstanding the foregoing, if

  (a) on any Distribution Date following all distributions to be made on that Distribution Date, the outstanding principal amount of the Notes would be in excess of:

  .  the outstanding principal balance of the Trust Student Loans plus

  . any accrued but unpaid interest on the Trust Student Loans as of the last day of the related Collection Period plus

  . the balance of the Reserve Account on the Distribution Date following the distributions minus

  .  the Specified Reserve Account Balance for that Distribution Date, or

  (b) an insolvency event involving the Seller or an event of default under the Indenture has occurred and is continuing.

  The amounts on deposit in the Collection Account and the Reserve Account will be applied on the Distribution Date to the payment of the Noteholders' Distribution Amount before any amounts are applied to the payment of the Certificateholders' Distribution Amount.

Determination of T-Bill Rates

    "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to that date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until the results of auctions of 91-day Treasury Bills are reported again or an auction is held. The T-Bill Rate will be subject to a Lock-In Period of six business days.

    "Lock-In Period" means the period of days preceding any Distribution Date during which the Class A-1T Rate and Class A-2T Rate in effect on the first day of such period will remain in effect until the end of the Accrual Period related to such Distribution Date.

    Accrued interest on the Class A-1T Notes and the Class A-2T Notes from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of such Notes by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each such Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

    The following tables set forth the accrued interest factors that would have been applicable to any Class A-1T Note or Class A-2T Note bearing interest at the indicated rates, assuming a 365-day and 366-day year, respectively:

                 Accrued Interest Factors -- 365-Day Assumption

                                                            Assumed
                                                            Interest    Accrued
                                                            Rate on    Interest
                                                   Days       the     Receivable
Settlement Date                                 Outstanding  Notes      Factor
---------------                                 ----------- --------  -----------
  1st..........................................       0     5.50000%  0.000000000
  2nd..........................................       1     5.50000   0.000150685
  3rd..........................................       2     5.50000   0.000301370
  4th..........................................       3     5.50000   0.000452055
  5th*.........................................       4     5.65000   0.000606849
  6th..........................................       5     5.65000   0.000761644
  7th..........................................       6     5.65000   0.000916438
  8th..........................................       7     5.65000   0.001071233
  9th..........................................       8     5.65000   0.001226027
  10th.........................................       9     5.65000   0.001380822

                 Accrued Interest Factors -- 366-Day Assumption

                                                            Assumed
                                                            Interest    Accrued
                                                            Rate on    Interest
                                                   Days       the     Receivable
Settlement Date                                 Outstanding  Notes      Factor
---------------                                 ----------- --------  -----------
  1st..........................................       0     5.00000%  0.000000000
  2nd..........................................       1     5.00000   0.000136612
  3rd..........................................       2     5.00000   0.000273224
  4th..........................................       3     5.00000   0.000409836
  5th*.........................................       4     5.15000   0.000546448
  6th..........................................       5     5.15000   0.000687158
  7th..........................................       6     5.15000   0.000827869
  8th..........................................       7     5.15000   0.000968579
  9th..........................................       8     5.15000   0.001109290
  10th.........................................       9     5.15000   0.001250000

--------
* First interest rate adjustment (91-day Treasury bills are generally auctioned weekly).

    The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes.

Determination of LIBOR

    "Three-Month LIBOR" and "   -Month LIBOR" mean, with respect to any Accrual
Period, the London interbank offered rate for deposits in U.S. dollars having a
maturity of three months or     months, respectively, commencing on the first
day of the Accrual Period (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that

LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR in effect for the previous Accrual Period.

    "LIBOR Determination Date" means, for each Accrual Period, the second business day before the beginning of that Accrual Period.

    "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

    "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

    For purposes of calculating Three-Month LIBOR or   -Month LIBOR, a business
day is any day on which banks in New York City and the City of London are open for the transaction of international business. Interest due for any Accrual Period will be determined based on the actual number of days elapsed in such Accrual Period over a 360-day year.

    Information concerning the current 91-day Treasury Bill Rate, the accrued
interest factor, Three-Month LIBOR and   -Month LIBOR will be available on
Sallie Mae's website at http://investors.salliemae.com or by telephoning the Administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any day on which the Reston, VA office of the Administrator is open for business and will also be available through Dow Jones Telerate Service or Bloomberg L.P.

Accounts

    The Administrator will establish and maintain in the name of the Indenture Trustee the Collection Account and the Reserve Account, on behalf of the Noteholders and the Certificateholders.

    Funds in the Collection Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to some conditions, Eligible Investments may include securities or other obligations issued by Sallie Mae, the Seller or their affiliates or trusts originated by the Seller or its affiliates. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date or the next Monthly Servicing Payment Date (to the extent of the Primary Servicing Fee).

Servicing Compensation/1/

    The Servicer will be entitled to receive the Servicing Fee in an amount equal to the Primary Servicing Fee and the Carryover Servicing Fee as compensation for performing the functions as servicer
--------
/1/For illustrative purposes only. As specified in the Prospectus Supplement, the Servicing Fee may be comprised of a specified percentage per annum of the Pool Balance, a unit amount based upon loan status and/or the number of accounts in the Trust as of the time set forth in the related Prospectus Supplement, a specified periodic fixed amount, a combination thereof or any other formulation, plus certain specified amounts payable to the Servicer for certain tasks performed by the Servicer in a Collection Period.

for the Trust described above. The Primary Servicing Fee will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such date. The Carryover Servicing Fee will be payable to the Servicer on each Distribution Date out of Available Funds after payment on such Distribution Date of the Primary Servicing Fee, the Administrative Fee, the Swap Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, and the amount, if any, necessary to be deposited in the Reserve Account to reinstate its balance to the Specified Reserve Account Balance. The Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided under the Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions

    Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Servicer and the Administrator will provide the Indenture Trustee with certain information as to the preceding Collection Period, including the amount of Available Funds received from the Trust Student Loans and the aggregate Purchase Amount of the Trust Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

    Except as provided in the next paragraph, the Servicer will deposit all payments on Student Loans (from whatever source) and all proceeds of Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt. Except as provided in the next paragraph, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments on the Student Loans received by it for each Collection Period into the Collection Account within two business days of receipt.

    However, for so long as

  . the senior unsecured obligations of the Administrator (or any affiliate of the Administrator that guarantees the obligations of the Administrator under the Administration Agreement) have been assigned a long-term rating of not less than "AA-" (or equivalent rating) or a short-term rating of not less than "A-1" (or equivalent rating) by each of the Rating Agencies or the remitting by the Servicer and the Eligible Lender Trustee of the amounts referred to above to the Administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the Securities by any of the Rating Agencies, and

  .  no Administrator Default has occurred and is continuing,

the Servicer and the Eligible Lender Trustee will remit the amounts referred to above that would otherwise be deposited by it into the Collection Account to the Administrator within two business days of receipt, and the Administrator will remit such amounts to the Collection Account on or before the business day preceding each Monthly Servicing Payment Date (to the extent of the Primary Servicing Fee payable on such date) and on or before the business day preceding each Distribution Date (to the extent of the remainder of such amounts), together with interest on such amounts calculated from the first day of the month following receipt by the Administrator through the last day of the related Collection Period at the federal funds rate for each day during such
period less   %. See "Servicing and Administration--Payments on Student Loans"
in the Prospectus.

    The term "Available Funds" means, as to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts for the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion of these amounts):

  . all collections received by the Servicer on the Trust Student Loans (including any Guarantee Payments received on the Trust Student Loans but net of (a) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements and
     (b) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan), on the Trust Student Loans for that Collection Period);

  . any Interest Subsidy Payments and Special Allowance Payments received by the Servicer or the Eligible Lender Trustee during that Collection Period for the Trust Student Loans;

  . all proceeds of the liquidation of defaulted Trust Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during that Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries on Liquidated Student Loans which were written off in prior Collection Periods or during that Collection Period;

  . the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by the Seller or purchased by the Servicer ("Purchased Student Loans");

  . the aggregate amounts, if any, received from the Seller or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Sale Agreement or the Servicing Agreement, respectively;

  . amounts received by the Trust pursuant to the Servicing Agreement during that Collection Period as to yield or principal adjustments;

  . investment earnings for that Distribution Date and any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date as described in the preceding paragraph; and

  .  amounts received from the Swap Counterparty for that Distribution Date;

provided that if on any Distribution Date there would not be sufficient funds, after application of Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (b) through (k) under "--Distributions--Distributions from Collection Account," then Available Funds for that Distribution Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the Determination Date which would have constituted Available Funds for the Distribution Date succeeding that Distribution Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Distribution Date will be adjusted accordingly.

    Distributions from Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to the Servicer the Primary Servicing Fee due for the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account. On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Securities--The Certificates--Subordination of the Certificates" and "--The Notes-- Distributions of Principal", to the extent of the Available Funds for that Distribution Date:

      (a) to the Servicer, the Primary Servicing Fee due on that Distribution Date;

      (b) to the Administrator, the Administration Fee due on that Distribution Date and all prior unpaid Administration Fees;

      (c) to the Swap Counterparty, the Swap Fee;

      (d) to the Noteholders, the Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable on the Notes as Noteholders' Interest Distribution Amount;

      (e) to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificateholders' Return Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, pro rata, based on the amounts payable as Certificateholders' Return Distribution Amount;

      (f) to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount, pro rata;

      (g) on each Distribution Date on and after which the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount, pro rata;

      (h) on each Distribution Date on and after which the Notes have been paid in full, to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificate Balance Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, pro rata;

      (i) to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

      (j) to the Swap Counterparty, the aggregate unpaid amount of any payments owing by the Trust to the Swap Counterparty under the Swap Agreement;

      (k) to the Servicer, the aggregate unpaid amount of the Carryover Servicing Fee, if any; and

      (l) to the Reserve Account, any remaining amounts after application of clauses (a) through (k).

    Notwithstanding the foregoing, in the event the Trust Student Loans are not sold on the Trust Auction Date, on each subsequent Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, if the amount on deposit in the Reserve Account on that Distribution Date (after giving effect to all withdrawals from the Reserve Account on such Distribution Date, except withdrawals payable to the Seller) is in excess of the Specified Reserve Account Balance for that Distribution Date, the Administrator will direct the Indenture Trustee to distribute the amount of this excess as accelerated payments of principal on the Notes and distributions on the Certificate Balance.

    For these purposes, the following terms have the following meanings:

    "Certificate Balance" equals $     on the Closing Date and, after the
Closing Date, equals the initial Certificate Balance, reduced by all previous distributions on the Certificate Balance.

    "Certificate Balance Distribution Amount" means, on each Distribution Date, the excess of (i) the sum of (a) the Principal Distribution Amount for that Distribution Date, (b) the Note Principal Shortfall as of the close of the preceding Distribution Date and (c) the Certificate Balance Shortfall as of the close of the preceding Distribution Date over (ii) the Note Principal Distribution Amount for that Distribution Date; provided that the Certificate Balance Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Distribution Date, the Certificate Balance to be distributed to the Certificateholders will include the amount required to reduce the outstanding Certificate Balance to zero.

    "Certificate Balance Shortfall" means, as of the close of any Distribution Date, the excess of (a) the Certificate Balance Distribution Amount on that Distribution Date over (b) the amount of distributions made on the Certificate Balance on that Distribution Date.

    "Certificateholders' Distribution Amount" means, for any Distribution Date, the Certificateholders' Return Distribution Amount for that Distribution Date plus the Certificate Balance Distribution Amount for that Distribution Date.

    "Certificateholders' Return Distribution Amount" means, for any Distribution Date, the sum of (a) return on the Certificates accrued at the Certificate Rate for the related Accrual Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions to Certificateholders on the Certificate Balance on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (b) the Certificate Return Shortfall for Distribution Date.

    "Certificate Return Shortfall" means, for any Distribution Date, the excess of (a) the Certificateholders' Return Distribution Amount on the preceding Distribution Date over (b) the return on the Certificates actually distributed to the Certificateholders on the preceding Distribution Date, plus return on the amount of such excess, to the extent permitted by law, at the Certificate Rate from the preceding Distribution Date to the current Distribution Date.

    "Noteholders' Distribution Amount" means, for any Distribution Date, the sum of the Noteholders" Interest Distribution Amount and the Noteholders' Principal Distribution Amount for that Distribution Date.

    "Noteholders' Interest Distribution Amount" means, for any Distribution Date, the sum of (i) the amount of interest accrued at the respective Note Rates for the related Accrual Period on the aggregate outstanding principal balances of all classes of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to holders of Notes on date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Note Interest Shortfall for that Distribution Date.

    "Noteholders' Principal Distribution Amount" means, for any Distribution Date, the Principal Distribution Amount for that Distribution Date plus the Note Principal Shortfall as of the close of the preceding Distribution Date; provided that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class A-1 Maturity Date, the principal required to be distributed to Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero and (b) on the Class A-2 Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

    "Note Interest Shortfall" means, for any Distribution Date, the excess of
(a) the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (b) the amount of interest actually distributed to the Noteholders on such preceding Distribution Date, plus interest on the amount of the excess interest due to the Noteholders, to the extent permitted by law, at the weighted average interest rate borne by all classes of Notes from such preceding Distribution Date to the current Distribution Date.

    "Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (a) the Noteholders' Principal Distribution Amount on such Distribution Date over (b) the amount of principal actually distributed to the Noteholders on that Distribution Date.

    "Pool Balance" for any date means the aggregate principal balance of the Trust Student Loans on that date, including accrued interest that is expected to be capitalized, as reduced by:

  . all payments received by the Trust through that date from borrowers, the Guarantee Agencies and the Department;

  . all amounts received by the Trust through that date from purchases of the Trust Student Loans by the Seller or the Servicer;

  . all Liquidation Proceeds and Realized Losses on the Trust Student Loans liquidated through that date;

  . the amount of any adjustments to balances of the Trust Student Loans that the Servicer makes under the Servicing Agreement through that date; and

  . the amount by which Guarantor reimbursements of principal on defaulted Trust Student Loans through that date are reduced from 100% to 98% (or other applicable percentage), as required by the risk sharing provisions of the Higher Education Act.

    "Principal Distribution Amount" means (a) as to the initial Distribution Date, the amount by which the sum of the outstanding principal amount of the Notes and the Certificate Balance exceeds the Adjusted Pool Balance for that Distribution Date and (b) as to each subsequent Distribution Date, the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for that Distribution Date. For this purpose, "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for that Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, that Pool Balance. The "Initial Pool Balance" means the Pool Balance as of the Cutoff Date.

    "Realized Loss" means the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Student Loan over Liquidation Proceeds for a Student Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

Credit Enhancement

    Reserve Account. Under the Sale Agreement, the Reserve Account will be created with an initial deposit by the Trust on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Distribution Date, by deposit therein of (a) the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the Primary Servicing Fee, the Administration Fee, the Swap Fee, the Noteholders' Distribution Amount and the Certificateholders' Distribution Amount, all for that Distribution Date, and
(b) any remaining Available Funds after application of clause (a) above and after payment of any amount owing to the Swap Counterparty and Carryover Servicing Fee as of that Distribution Date. See "--Distributions".

    As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Seller to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance. If the market value of securities and cash in the Reserve Account on any Distribution Date is sufficient to pay the remaining principal amount of and interest accrued on the Notes, to reduce the Certificate Balance to zero and to pay any accrued return and to pay any amount owing to the Swap Counterparty and Carryover Servicing Fee, these assets will be so applied on such Distribution Date.

    "Specified Reserve Account Balance" for any Distribution Date means the
greater of (a)   % of the Pool Balance as of the close of business on the last
day of the related Collection Period and (b)      provided that in no event
will such balance exceed the sum of the outstanding principal amount of the Notes and the Certificate Balance.

    If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any Note Principal Shortfall, Certificate Balance Shortfall, payments to the Swap Counterparty and Carryover Servicing Fee, to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

    Except as described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from cash in the Reserve Account on any Distribution Date (or, in the case of the payment of any Primary Servicing Fee, on any Monthly Servicing Payment Date) to the extent that the amount of Available Funds on such Distribution Date (or such Monthly Servicing Payment
Date) is insufficient to pay any of the items specified in clauses (a) through
(e) under "--Distributions--Distributions from Collection Account." These funds also will be withdrawn at maturity of the Notes or on the Final Distribution Date upon termination of the Trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses
(f) through (h) and, in the case of the final Distribution Date upon termination of the Trust, clauses (j) and (k) under "--Distributions-- Distributions from Collection Account." Such funds will be paid from the Reserve Account to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (a) through (e), clauses (f) through (h) and clauses (j) and (k), as applicable.

    The Reserve Account is intended to enhance the likelihood of timely distributions of interest to the Noteholders and return to the Certificateholders and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the Reserve Account could be reduced to zero. Except on the Final Distribution Date upon termination of the Trust, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate Swap Counterparty payments or Carryover Servicing Fees. Amounts on deposit in the Reserve Account will be available to pay principal on the Notes and accrued interest at the maturity of the Notes, and to pay the Certificate Balance and accrued return, swap counterparty payments and the Carryover Servicing Fee on the final Distribution Date upon termination of the Trust.

    Subordination of the Certificates. On any Distribution Date distributions of return on the Certificates will be subordinated to the payment of interest on the Notes and distributions in respect of the Certificate Balance will be subordinated to the payment of both interest and principal on the Notes. See "Description of the Securities--The Certificates--Subordination of the Certificates".

Administration Fee

    As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale Agreement and as reimbursement for its related expenses, the Administrator will be entitled to an
administration fee in an amount equal to $    per Collection Period payable in
arrears on each Distribution Date (the "Administration Fee").

Swap Agreement

  Payments under the Swap Agreement. On the Closing Date, the Trust will enter
into a swap agreement (the "Swap Agreement") with       (the "'Swap
Counterparty"). The Swap Agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) ("1992 Master Agreement") modified to reflect the terms of the Notes, the Certificates, the Indenture and the Trust Agreement. The Swap Agreement will terminate on the Final Distribution Date or, if earlier, the date on which the Swap Agreement terminates in accordance with its terms due to an early termination (the "Swap Termination Date").

    In accordance with the terms of the Swap Agreement, the Swap Counterparty will pay to the Administrator on behalf of the Trust, on or before the business day preceding each Distribution Date while the Swap Agreement is still in effect, an amount calculated on a quarterly basis equal to the sum of:

  . the excess, if any, of the Class A-1L Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class A-1L Notes; plus

  . the excess, if any, of the Class A-2L Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class A-2L Notes; plus

  . the excess, if any, of the Certificate Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Certificates.

    The "Student Loan Rate" for any Accrual Period will be equal to the product of:

    (a) the quotient obtained by dividing 360 by the actual number of days elapsed in that Accrual Period; and

    (b) the percentage equivalent of a fraction,

  . the numerator of which is equal to Expected Interest Collections for the related Collection Period less the Primary Servicing Fee, the Administration Fee and the Swap Fee and any prior unpaid Administration Fees for that Collection Period and

  . the denominator of which is the Pool Balance as of the first day of that Collection Period.

    "Expected Interest Collections" means, for any Collection Period, the sum of:

  . the amount of interest accrued, net of amounts required to be paid to the Department or to be repaid to Guarantors or borrowers, for the Trust Student Loans for that Collection Period (whether or not actually paid);

  . all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted by the Eligible Lender Trustee for that Collection Period (whether or not actually paid), net of amounts required to be paid to the Department, for the Trust Student Loans, to the extent not included in the preceding bullet; and

  . investment earnings on amounts held in the Reserve Account and the Collection Account for that Collection Period and interest on amounts to be remitted by the Administrator to the Collection Account for that Collection Period before the related Distribution Date.

    The "Notional Swap Amount" for any Distribution Date for each of the Class A-1L Notes, the Class A-2L Notes or the Certificates will be the outstanding principal balance of those Notes or Certificates on the day immediately preceding that Distribution Date. The sum of the Notional Swap Amounts for each of the Class A-1L Notes, the Class A-2L Notes and the Certificates is referred to as the "Aggregate Notional Swap Amounts".

    In exchange for the Swap Counterparty's payments, the Trust will pay to the Swap Counterparty, on each Distribution Date while the Swap Agreement is still in effect, a blended fee (based upon the estimated weighted average life of the
Securities) equal to approximately   % of the Aggregate Notional Swap Amounts
(the "Swap Fee"). The Swap Fee will be paid from the Collection Account before any payments are made to the Noteholders or Certificateholders.

    In addition, the Swap Counterparty will be paid on each Distribution Date from the Collection Account, after funds from the Collection Account are applied, if necessary, to reinstate the Reserve Account Balance to the Specified Reserve Account Balance, an amount equal to any unreimbursed payments made by the Swap Counterparty as of that Distribution Date plus interest thereon.

  Modifications and Amendment of the Swap Agreement. The Trust Agreement and the Indenture will contain provisions permitting the Eligible Lender Trustee, with the consent of the Indenture Trustee, to enter into any amendment to the Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or correct or supplement any provision of, the Swap Agreement, so long as the Eligible Lender Trustee determines, and the Indenture Trustee agrees in writing, that that amendment will not adversely affect the interest of the Securityholders.

  Conditions Precedent. The obligation of the Trust to pay certain amounts due under the Swap Agreement will be subject to the conditions that no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default has occurred and is continuing.

  The Swap Counterparty's obligation to pay such amounts will not be subject to these conditions unless principal of the Notes has been accelerated following an Event of Default under the Indenture or an early termination under the Swap Agreement has occurred or been designated.

  Default Under the Swap. "Events of Default" under the Swap Agreement (each a "Swap Default") are limited to:

  . the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period; provided, however that with respect to the Trust, the Trust has available, after all prior obligations of the Trust, sufficient funds to make such payment,

  . the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty,

  . an acceleration of the principal of the Notes following an Event of Default under the Indenture, and

  .  the following other standard events of default under the 1992 Master
     Agreement: "Credit Support Default" (not applicable to the Trust) and "Merger Without Assumption" (not applicable to the Trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 Master Agreement.

  Termination Events. "Termination Events" under the Swap Agreement include the following standard events under the 1992 Master Agreement: "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement), "Tax Event" (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), "Tax Event Upon Merger" (not applicable to the Trust), "Credit Event Upon Merger" (not applicable to the Trust) and an "Additional Termination Event" relating to a credit rating downgrade of the Swap Counterparty, as described in Section 5(b) of the 1992 Master Agreement.

  Additional Termination Event. The Swap Agreement will include an "Additional Termination Event" relating to withdrawal or downgrade of the Swap Counterparty's credit rating. This Additional Termination Event will occur if:

  .  the counterparty or financial program rating of the Swap Counterparty is
     withdrawn or downgraded below     by [Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc., or any
     successor rating agency ("S&P") or     by Moody's Investors Service,
     Inc. ("Moody's")] or any successor rating agency; and

  . the Swap Counterparty has not, within 45 days of such withdrawal or downgrade, procured a Collateral Arrangement, a Replacement Transaction or a Rating Affirmation.

    For purposes of this Additional Termination Event:

  .  "Collateral Arrangement" means either:

    . An executed collateral agreement between the parties naming a third-party collateral agent providing for the collateralization of the Swap Counterparty's obligations under the Swap Agreement as measured by the net present value of the Swap Counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent and other terms of such collateral agreement must be satisfactory to the Swap Counterparty and the Trust in their reasonable judgment and to the Rating Agency whose rating was lowered or withdrawn, or

    . A letter of credit, guaranty or surety bond or insurance policy covering the Swap Counterparty's obligations under the Swap Agreement from a bank, guarantor or insurer having a debt rating (or else a financial program or counterparty rating or claims paying rating) of at least (a) by S&P and (b) by Moody's.

  . "Replacement Transaction" means a transaction with a replacement counterparty who assumes the Swap Counterparty's position under the Swap Agreement on substantially the same terms or with such other amendments to the terms of the Swap Agreement as may be approved by the parties and each of the Rating Agencies.

  . "Rating Affirmation" means a written acknowledgment from the Rating Agency whose rating was lowered or withdrawn that, notwithstanding such withdrawal or downgrade, the then-current rating of the Notes or the Certificates will not be lowered.

  Early Termination of the Swap. Upon the occurrence of any Swap Default under the Swap Agreement or a Termination Event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence of such Swap Default or Termination Event. The Trust may not designate an Early Termination Date without the consent of the Administrator. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination".

    Upon any Swap Early Termination of the Swap Agreement, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused that termination). The amount of that termination payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make such a termination payment, such payment will be payable in the same order of priority as any amount payable to the Swap Counterparty; provided, however, that, in the event that a termination payment is owed to the Swap Counterparty following a Swap Default resulting from a default of the Swap Counterparty or a Termination Event, such termination payment will be subordinate to the right of the Securityholders to receive full payment of principal of and interest on the Securities and to the replenishment of the Reserve Account to the Specified Reserve Account Balance.

           , the Swap Counterparty, was formed as a        in        to act as
principal in a broad range of over-the-counter interest rate and currency
derivative products. Its principal place of business is       .

    The Swap Counterparty currently has an " " counterparty credit rating from S&P and an " " counterparty rating from Moody's.

  The information set out in the preceding two paragraphs has been provided by the Swap Counterparty and is not guaranteed as to accuracy or completeness, and is not to be construed as representations, by the Seller or the Underwriters. Except for the foregoing two paragraphs, the Swap Counterparty and its affiliates have not been involved in the preparation of, and do not accept responsibility for, this Prospectus Supplement and the Prospectus.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on

    (a) employee benefit plans (as defined in Section 3(3) of ERISA),

    (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

    (c) any entities whose underlying assets include plan assets by reason of a plan's investment in these entities (each of (a), (b) and (c), a "Plan") and

    (d) persons who have certain specified relationships to these Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code).

    Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment. ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

    The Seller, the Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator may be the sponsor of or investment advisor for one or more Plans. Because these parties may receive certain benefits from the sale of the Notes, the purchase of the Notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Eligible Lender Trustee, the Indenture Trustee or the Administrator has investment authority over those assets.

    In addition, any Certificateholder, because of its activities or the activities of its affiliates, may be deemed to be a Party in Interest or Disqualified Person as to some Plans, including Plans sponsored by the Certificateholder. If the Notes are acquired by a Plan for which a Certificateholder is a Party in Interest or Disqualified Person, this transaction could be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions. These include Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. However, even if the conditions specified in these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

    Accordingly, before making an investment in the Notes, a Plan investor must determine whether, and each fiduciary causing the Notes to be purchased by, on behalf of or using the assets of a Plan that is subject to the prohibited transaction rules of Title I of ERISA or Section 4975 of the Code will be deemed to have represented that, an exemption from the prohibited transaction rules applies, so that the use of the Plan's assets to purchase the Notes does not and will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or
Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code. A fiduciary of such a plan may request of any Underwriters further information regarding the initial Certificateholders in connection with determining the possible applicability of an ERISA prohibited transaction exemption.

    In addition, under a regulation issued by the Department of Labor (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the Notes are treated as debt for purposes of the Plan Asset Regulation, the Student Loans and the other assets of the Trust should not be deemed to be assets of an investing Plan. If, however, the Notes were treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing the Notes could be treated as holding the Student Loans and the other assets of the Trust. Although there can be no assurances in this regard, it appears that the Notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

    Because the Certificates represent equity investments in the Trust, the Certificates may not be purchased with assets of any Plan or any entity (including, as applicable, an insurance company general account) that is subject to Title I of ERISA or Section 4975 of the Code whose underlying assets might be deemed to include Plan assets by reason of the Plan's investment in that entity. Accordingly, each purchaser of Certificates will be deemed to have represented that it is neither such a Plan, purchasing the Certificates on behalf of such a Plan, nor using the assets of such a Plan to purchase any of the Certificates, and to have agreed that if its Certificates are subsequently deemed to be Plan assets, it will dispose of them.

    Before making an investment in the Notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations,

  . whether the fiduciary has the authority to make the investment;

  . whether the investment constitutes a direct or indirect transaction with a Party in Interest;

  . the diversification by type of asset of the Plan's portfolio;

  . the Plan's funding objectives;

  . the tax effects of the investment; and

  . whether under the general fiduciary standards of investment procedure and diversification an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

    The Notes and the Certificates listed below are offered severally by the Underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Notes and Certificates will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about
      , 20 against payment in immediately available funds and, in the case of the Notes, also Cedel Bank, societe anonyme, and the Euroclear System.

    Subject to the terms and conditions in the Underwriting Agreements for the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amounts of the Notes and the Certificates set forth opposite its name:

                                    Principal
                         Principal  Amount of Principal  Principal
                         Amount of    Class   Amount of  Amount of   Principal
                         Class A-1T   A-1L    Class A-2T Class A-2L  Amount of
 Underwriter               Notes      Notes     Notes      Notes    Certificates
 -----------             ---------- --------- ---------- ---------- ------------
                           $          $         $          $           $





                           -----      -----     -----      -----       -----
 Total.................    $          $         $          $           $
                           =====      =====     =====      =====       =====

    The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreements, to purchase all of the Notes and Certificates listed above if any of the Notes or Certificates are purchased. The Underwriters have advised the Seller that they propose initially to offer such Securities to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The Underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

                          Initial Public   Underwriting   Proceeds To
                         Offering Price(1)   Discount   The Seller(1)(2) Concession Reallowance
                         ----------------- ------------ ---------------- ---------- -----------
Per Class A-1T Note.....           %              %              %             %           %
Per Class A-1L Note.....           %              %              %             %           %
Per Class A-2T Note.....           %              %              %             %           %
Per Class A-2L Note.....           %              %              %             %           %
Per Certificate.........           %              %              %             %           %
Total...................        $              $              $

--------
(1) Plus accrued interest, if any, or return, if any, from      , 20  .
(2) Before deducting estimated expenses of $    payable by the Seller.

    [Sallie Mae intends to purchase $         of the Class    Notes (included
in "Total" in the preceding table) and may resell these Notes from time to time through the Underwriters or dealers after the Closing Date in negotiated transactions, at varying prices to be determined at the time of sale. The
Seller has agreed to pay the Underwriters a management fee of    % on the Notes
Sallie Mae intends to purchase.]

    The Seller and Sallie Mae have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Notes and Certificates are new issues of securities with no established trading market. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Notes and Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes and Certificates.

    In the ordinary course of their business, the Underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with Sallie Mae and its affiliates. An
affiliate of        has received compensation for arranging the swap
transaction contemplated by the Swap Agreement.

    The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

    The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

    During and after the offering, the Underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the Notes and Certificates.

    The lead Underwriter, for example, may over-allot the Notes and Certificates for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more Notes and Certificates than are to be sold.

    In addition, the Underwriters may impose a penalty bid on the broker-dealers who sell the Notes and Certificates. This means that if an Underwriter purchases Notes or Certificates in the open market to reduce a broker-dealer's short position or to stabilize the prices of the Notes or Certificates, it may reclaim the selling concession from the broker-dealer who sold those Notes or Certificates as part of the offering.

    In general, over-allotment transactions and open market purchases of the Notes and Certificates for the purpose of stabilization or to reduce a short position could cause the price of a Note or Certificate to be higher than it might be in the absence of such transactions.

    Each Underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any Notes or Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes and the Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and the Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes and the Certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

    No action has been or will be taken by the Seller or the Underwriters that would permit a public offering of the Notes and the Certificates in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the Notes and the Certificates may not be offered or sold, directly or indirectly, and neither the Prospectus, this Prospectus Supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus Supplement comes are required by the Seller and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Notes or Certificates or have in their possession or distribute such Prospectus Supplement, in all cases at their own expense.

    The Seller has not authorized any offer of Notes or Certificates to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"). The Notes and Certificates may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations and the Financial Services Act 1986.

    This Prospectus Supplement and the accompanying Prospectus have not been registered as a prospectus with the Registrar of Companies and Businesses in Singapore and the Securities will be offered in Singapore pursuant to an exemption invoked under Section 106C of the Companies Act, Chapter 50, of Singapore (the "Singapore Companies Act"). Accordingly, the Underwriters offering Securities have acknowledged and agreed that they have not offered or sold and will not offer or sell the Securities nor will they circulate or distribute this Prospectus Supplement, the accompanying Prospectus or any other offering document or material relating to the Securities, either directly or indirectly, to the public or any member of the public in Singapore other than to an institutional investor or other person specified in Section 106C of the Singapore Companies Act; to a sophisticated investor, and in accordance with the conditions specified in Section 106D of the Singapore Companies Act; or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

                           RATINGS OF THE SECURITIES

    It is a condition to the issuance and sale of the Notes that they be rated in the highest investment rating category by at least two nationally recognized rating agencies identified in the Indenture (the "Rating Agencies"). It is a condition to the issuance and sale of the Certificates that they be rated in one of the three highest investment rating categories by the Rating Agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                                 LEGAL MATTERS

    Marianne M. Keler, Esq., General Counsel of Sallie Mae, as counsel to Sallie Mae, the Servicer and the Seller, and Cadwalader, Wickersham & Taft, Washington, D.C., as special counsel to Sallie Mae, the Servicer and the Seller, will give opinions on specified legal matters for the Trust, the Seller, the Servicer and the Administrator. Shearman & Sterling, Washington, D.C. will give an opinion on specified federal income tax matters for the Trust. Richards, Layton & Finger, P.A., as Delaware tax counsel for the Trust, will give an opinion on specified Delaware state income tax matters for the Trust. Cadwalader, Wickersham & Taft, Washington, D.C., and Shearman & Sterling, Washington, D.C. will give opinions on specified legal matters for the Underwriters.

                             INDEX OF DEFINED TERMS
                           FOR PROSPECTUS SUPPLEMENT

    This is a list of the defined terms used in this Prospectus Supplement and the pages where you can find their definitions.

                                                                         Page
                                                                       ---------
1992 Amendments.......................................................      S-25
1992 Master Agreement.................................................      S-41
91-day Treasury Bills.................................................      S-33
Accrual Period........................................................       S-4
Additional Termination Event..........................................      S-43
Adjusted Pool Balance.................................................      S-40
Administration Agreement..............................................       S-6
Administration Fee....................................................      S-41
Administrator.........................................................       S-6
Aggregate Notional Swap Amounts.......................................      S-42
Available Funds.......................................................      S-36
Carryover Servicing Fee...............................................       S-9
Cede..................................................................      S-16
Certificate Balance...................................................      S-38
Certificate Balance Distribution Amount...............................      S-38
Certificate Balance Shortfall.........................................      S-38
Certificate Rate......................................................      S-32
Certificate Return Shortfall..........................................      S-39
Certificateholders' Distribution Amount...............................      S-39
Certificateholders' Return Distribution Amount........................      S-39
Certificates..........................................................       S-5
Class A-1 Maturity Date...............................................       S-5
Class A-1L Rate....................................................... S-4, S-31
Class A-1T Rate....................................................... S-4, S-31
Class A-2 Maturity Date...............................................       S-5
Class A-2L Rate....................................................... S-4, S-31
Class A-2T Rate....................................................... S-4, S-31
Closing Date..........................................................       S-4
Code..................................................................      S-45
Collateral Arrangement................................................      S-44
Collection Period.....................................................       S-8
Commission............................................................      S-16
Consolidation Loans...................................................       S-7
Credit Event Upon Merger..............................................      S-43
Cutoff Date...........................................................       S-7
Deferral..............................................................      S-21
Department............................................................       S-7
Determination Date....................................................      S-36
Disqualified Persons..................................................      S-45
Distribution Date.....................................................       S-4
DTC...................................................................      S-16
Eligible Investments..................................................      S-35
Eligible Lender Trustee...............................................       S-6
ERISA.................................................................      S-45
Events of Default.....................................................      S-43
Exchange Act..........................................................      S-16

                                                                            Page
                                                                            ----
Expected Interest Collections.............................................. S-42
FFELP......................................................................  S-7
Final Distribution Date....................................................  S-6
Five-Month LIBOR........................................................... S-34
Forbearance................................................................ S-21
Grace...................................................................... S-21
Guarantor.................................................................. S-25
Illegality................................................................. S-43
In-School.................................................................. S-21
Indenture..................................................................  S-6
Indenture Trustee..........................................................  S-6
Index Maturity............................................................. S-34
Initial Pool Balance....................................................... S-40
LIBOR Determination Date................................................... S-35
Liquidated Student Loans................................................... S-37
Liquidation Proceeds....................................................... S-37
Lock-In Period............................................................. S-33
Minimum Purchase Amount.................................................... S-10
Monthly Servicing Payment Date.............................................  S-9
Moody's.................................................................... S-43
Note Interest Shortfall.................................................... S-39
Note Principal Shortfall................................................... S-39
Note Rates................................................................. S-31
Noteholders' Distribution Amount........................................... S-39
Noteholders' Interest Distribution Amount.................................. S-39
Noteholders' Principal Distribution Amount................................. S-39
Notes......................................................................  S-1
Notional Swap Amount....................................................... S-42
Parties in Interest........................................................ S-45
Plan....................................................................... S-45
Plan Asset Regulation...................................................... S-46
Pool Balance............................................................... S-39
Primary Servicing Fee......................................................  S-9
Principal Distribution Amount.............................................. S-40
PTCE....................................................................... S-45
Purchase Agreement......................................................... S-15
Purchased Student Loans.................................................... S-37
Rating Affirmation......................................................... S-44
Rating Agencies............................................................ S-49
Realized Loss.............................................................. S-40
Reauthorization Legislation ............................................... S-13
Record Date................................................................  S-4
Reference Banks............................................................ S-35
Regulations................................................................ S-49
Repayment.................................................................. S-21
Replacement Transaction.................................................... S-44
Reserve Account............................................................  S-7
Reserve Account Initial Deposit............................................  S-7
S & P...................................................................... S-43

                                                                         Page
                                                                      ----------
Sale Agreement.......................................................       S-15
Sallie Mae...........................................................        S-6
Securities...........................................................        S-4
Seller...............................................................        S-7
Servicer.............................................................        S-9
Singapore Companies Act..............................................       S-49
Significant Guarantors...............................................       S-29
Specified Reserve Account Balance....................................  S-8, S-40
Student Loan Rate....................................................       S-41
Swap Agreement.......................................................       S-41
Swap Counterparty....................................................       S-41
Swap Default.........................................................       S-43
Swap Early Termination...............................................       S-44
Swap Termination Date................................................       S-41
Swap Fee.............................................................       S-42
T-Bill Rate..........................................................       S-33
Tax Event............................................................       S-43
Tax Event Upon Merger................................................       S-43
Telerate Page 3750...................................................       S-35
Termination Events...................................................       S-43
Three-Month LIBOR....................................................       S-34
Trust................................................................       S-15
Trust Accounts.......................................................       S-35
Trust Agreement......................................................       S-15
Trust Auction Date...................................................       S-10
Underwriters.........................................................       S-47
Underwriting Agreements..............................................       S-47

                        $

                         SLM Student Loan Trust 200-


           $     Floating Rate Class A-1T Student Loan-Backed Notes
           $     Floating Rate Class A-1L Student Loan-Backed Notes

             $  Floating Rate Class A-2T Student Loan-Backed Notes
           $     Floating Rate Class A-2L Student Loan-Backed Notes

             $     Floating Rate Student Loan-Backed Certificates

                            SLM Funding Corporation
                                    Seller

                       Sallie Mae Servicing Corporation
                                   Servicer


                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

                                 [Underwriter]

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Notes or the Certificates in any state or other jurisdiction where the offer is prohibited.

We do not claim the information in this Prospectus Supplement and the Prospectus is accurate as of any date other than the dates stated on their covers.

Dealers must deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Notes or Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any Note or Certificate must deliver a Prospectus Supplement and a Prospectus until
[    ], 20 .

                                  [    ], 20